EXECUTION VERSION SUBJECT TO THE TERMS OF A CONFIDENTIALITY AGREEMENT 1957543-NYCSR03A - MSW ACTIVE 53233149v22 SHARE PURCHASE AGREEMENT by and among VECTRUS SYSTEMS CORPORATION, ZENETEX LLC, ZTX HOLDINGS LLC and the Principal Seller Members Dated as of December 28, 2020

i ACTIVE 53233149v22 TABLE OF CONTENTS Page Article I DEFINITIONS Section 1.01 Certain Defined Terms .............................................................................................2 Section 1.02 Definitions..............................................................................................................12 Section 1.03 Interpretation and Rules of Construction ...............................................................13 Article II PURCHASE AND SALE Section 2.01 Purchase and Sale of the Shares.............................................................................14 Section 2.02 Purchase Price ........................................................................................................15 Section 2.03 Closing ...................................................................................................................15 Section 2.04 Adjustment Escrow ................................................................................................16 Section 2.05 Closing Deliveries by the Company and the Seller ...............................................16 Section 2.06 Closing Deliveries by Purchaser ............................................................................17 Section 2.07 Adjustment of Purchase Price ................................................................................17 Section 2.08 A/R Credits ............................................................................................................20 Article III REPRESENTATIONS AND WARRANTIES OF THE SELLER AND PRINCIPAL SELLER MEMBERS Section 3.01 Execution and Delivery; Valid and Binding Agreement .......................................22 Section 3.02 No Conflict.............................................................................................................22 Section 3.03 Ownership of Shares ..............................................................................................22 Section 3.04 Organization and Authority of the Seller; No Operations .....................................23 Article IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY Section 4.01 Organization, Authority and Qualification of the Company .................................23 Section 4.02 Execution and Delivery; Valid and Binding Agreement .......................................24 Section 4.03 Capitalization; Subsidiaries and Joint Ventures ....................................................24 Section 4.04 No Conflict.............................................................................................................25 Section 4.05 Governmental Consents and Approvals.................................................................25 Section 4.06 Financial Information; Books and Records ...........................................................25 Section 4.07 Absence of Undisclosed Liabilities .......................................................................26 Section 4.08 Conduct in the Ordinary Course ............................................................................26 Section 4.09 Litigation ................................................................................................................28

ii ACTIVE 53233149v22 Section 4.10 Compliance with Laws ..........................................................................................29 Section 4.11 Environmental Matters...........................................................................................30 Section 4.12 Material Contracts ..................................................................................................30 Section 4.13 Government Contracts ...........................................................................................32 Section 4.14 Intellectual Property ...............................................................................................37 Section 4.15 Real Property .........................................................................................................38 Section 4.16 Tangible Personal Property ....................................................................................39 Section 4.17 Employee Benefit Matters .....................................................................................39 Section 4.18 Employee and Labor Matters .................................................................................41 Section 4.19 Certain Interests .....................................................................................................43 Section 4.20 Taxes ......................................................................................................................43 Section 4.21 Insurance ................................................................................................................46 Section 4.22 Bank Accounts .......................................................................................................46 Section 4.23 Brokers ...................................................................................................................46 Section 4.24 Affiliate Transactions.............................................................................................46 Section 4.25 Customers and Suppliers........................................................................................47 Section 4.26 No Other Representation or Warranties .................................................................47 Section 4.27 Investigation ...........................................................................................................48 Article V REPRESENTATIONS AND WARRANTIES OF PURCHASER Section 5.01 Organization and Authority of Purchaser ..............................................................48 Section 5.02 No Conflict.............................................................................................................48 Section 5.03 Governmental Consents and Approvals.................................................................49 Section 5.04 Litigation ................................................................................................................49 Section 5.05 Brokers ...................................................................................................................49 Section 5.06 Sufficient Funds and Solvency ..............................................................................49 Section 5.07 R&W Insurance Policy ..........................................................................................50 Section 5.08 Investigation ...........................................................................................................50 Section 5.09 No Other Representations or Warranties ...............................................................50 Article VI ADDITIONAL AGREEMENTS Section 6.01 Conduct of Business Prior to the Closing ..............................................................50 Section 6.02 Access to Information ............................................................................................53 Section 6.03 Confidentiality .......................................................................................................54 Section 6.04 Regulatory and Other Authorizations; Notices and Consents ...............................55 Section 6.05 No Solicitation or Negotiation ...............................................................................56 Section 6.06 Restrictive Covenants ............................................................................................57 Section 6.07 Charter Protections; Directors’ and Officers’ Liability Insurance .........................58 Section 6.08 Employee Matters ..................................................................................................59 Section 6.09 Seller, Principal Seller Member and Company Cooperation .................................60 Section 6.10 Attorney-Client Privilege; Retention of Counsel ...................................................61

iii ACTIVE 53233149v22 Section 6.11 Supplements to Disclosure Schedules ...................................................................61 Section 6.12 R&W Insurance Policy ..........................................................................................61 Section 6.13 Termination of Affiliate Arrangements .................................................................61 Section 6.14 Further Action ........................................................................................................62 Article VII TAX MATTERS Section 7.01 Straddle Periods .....................................................................................................62 Section 7.02 Tax Refunds ...........................................................................................................62 Section 7.03 Contests ..................................................................................................................63 Section 7.04 Preparation of Tax Returns; Payment of Taxes .....................................................64 Section 7.05 Tax Cooperation and Exchange of Information .....................................................65 Section 7.06 Conveyance Taxes .................................................................................................65 Section 7.07 Tax Covenants .......................................................................................................65 Section 7.08 Allocation ...............................................................................................................65 Section 7.09 Escrow....................................................................................................................66 Section 7.10 Deduction of Company Transaction Expenses ......................................................66 Article VIII CONDITIONS TO CLOSING Section 8.01 Conditions to Obligations of the Seller and Principal Seller Members .................66 Section 8.02 Conditions to Obligations of Purchaser .................................................................67 Article IX INDEMNIFICATION Section 9.01 Survival of Representations and Warranties and Covenants .................................68 Section 9.02 Indemnification of Purchaser .................................................................................68 Section 9.03 Indemnification of the Seller and the Principal Seller Members ...........................69 Section 9.04 R&W Insurance Policy ..........................................................................................69 Section 9.05 Limits on Liability .................................................................................................70 Section 9.06 Calculation of Losses .............................................................................................71 Section 9.07 No Double Recovery; Use of Insurance ................................................................73 Section 9.08 Treatment of Indemnity Payments Between the Parties ........................................73 Section 9.09 Remedies ................................................................................................................73 Section 9.10 Role of the Seller ...................................................................................................74 Section 9.11 Escrow; Release of Escrow Amounts ....................................................................74 Article X TERMINATION Section 10.01 Termination ............................................................................................................75

iv ACTIVE 53233149v22 Section 10.02 Effect of Termination .............................................................................................75 Article XI GENERAL PROVISIONS Section 11.01 Expenses ................................................................................................................75 Section 11.02 Notices ...................................................................................................................76 Section 11.03 Public Announcements ..........................................................................................77 Section 11.04 Severability ............................................................................................................77 Section 11.05 Entire Agreement ...................................................................................................78 Section 11.06 Assignment ............................................................................................................78 Section 11.07 Amendment ............................................................................................................78 Section 11.08 Waiver ....................................................................................................................78 Section 11.09 No Third-Party Beneficiaries .................................................................................78 Section 11.10 Governing Law; Submission to Jurisdiction ..........................................................78 Section 11.11 Waiver of Jury Trial ...............................................................................................79 Section 11.12 Specific Performance .............................................................................................79 Section 11.13 Counterparts ...........................................................................................................79 Section 11.14 Disclosure Schedules .............................................................................................79 EXHIBITS Exhibit A R&W Insurance Policy Exhibit B Form of Escrow Agreement Exhibit C Form of Transfer Power Exhibit D Form of Certificate of Non-Foreign Status Exhibit E Form of Allocation Schedule SCHEDULES Schedule 1.01(a) A/R Credit Schedule Schedule 1.01(b) Knowledge Persons Schedule 1.01(c) Table of Pro Rata Share Percentages Schedule 1.01(d) Working Capital Statement DISCLOSURE SCHEDULES Schedule 3.02 No Conflict Schedule 3.03 Ownership of Shares Schedule 4.01 Organization, Authority and Qualification of the Company Schedule 4.04 No Conflict Schedule 4.05 Governmental Consents and Approval Schedule 4.06 Financial Information; Books and Records

v ACTIVE 53233149v22 Schedule 4.08 Conduct in the Ordinary Course Schedule 4.09 Litigation Schedule 4.10(c) Compliance with Laws Schedule 4.12(a) Material Contracts Schedule 4.13 Government Contracts Schedule 4.14 Intellectual Property Schedule 4.15 Real Property Schedule 4.17 Employee Benefits Matters Schedule 4.18(a) Employee and Labor Matters Schedule 4.20 Taxes Schedule 4.21 Insurance Schedule 4.22 Bank Accounts Schedule 4.24 Affiliate Transactions Schedule 4.25 Customers and Suppliers Schedule 6.04(d) Regulatory and Other Authorizations; Notices and Consents

ACTIVE 53233149v22 1 SHARE PURCHASE AGREEMENT This SHARE Purchase Agreement (this “Agreement”), dated as of December 28, 2020, by and among Vectrus Systems Corporation, a Delaware corporation (“Purchaser”); Zenetex LLC, a Virginia limited liability company (the “Company”); ZTX Holdings LLC, a Delaware limited liability company (the “Seller”), and the Persons identified on the signature page hereto under the heading “Principal Seller Members” (each, a “Principal Seller Member” and collectively, the “Principal Seller Members”). RECITALS A. WHEREAS, immediately prior to the Contribution (as defined below), the Principal Seller Members and all of the other then-members of the Company (the “Other Seller Members”) were the holders, beneficially and of record, of all of the issued and outstanding membership interests of the Company, denominated in Shares (the “Shares”), as contemplated under the Virginia Limited Liability Company Act and described in that certain Second Amended and Restated Operating Agreement of the Company, dated March 15, 2017, as amended (the “Company LLC Agreement”), with the Shares representing one hundred percent (100%) of all of the issued and outstanding membership interests of the Company (equity or otherwise); B. WHEREAS, prior to the execution and delivery of this Agreement, the Principal Seller Members and the Other Seller Members (collectively, the “Seller Members”), in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Code, (i) formed the Seller, (ii) caused the Seller to elect to be treated as a subchapter S corporation for federal and state income tax purposes, (iii) transferred all of the issued and outstanding Shares of the Company to the Seller pursuant to the Contribution Agreement in return for membership interests of the Seller, denominated in shares, such that the Seller Members became the holders of all of the issued and outstanding shares of the Seller in the same proportion as their ownership in the Company immediately prior to the contribution, and the Seller became the sole direct member of the Company (the “Contribution”), (iv) caused the Company to elect to be treated as a qualified subchapter S subsidiary for federal and state income tax purposes (the transactions described in (i) through (iv), the “Reorganization”) and (v) as a result thereof, the Seller is the holder, beneficial and of record, of all of the Shares of the Company, which represent one hundred percent (100%) of all of the issued and outstanding membership interests of the Company (equity or otherwise); C. WHEREAS, each of the Seller Members has delivered to Purchaser on the date hereof its counterpart signature to the Contribution Agreement, evidencing the due execution and delivery of such Contribution Agreement and representing a binding and final agreement thereof; and D. WHEREAS, the Seller desires to sell to Purchaser and Purchaser desires to purchase from the Seller, the Shares (free and clear of all Encumbrances), upon the terms and subject to the conditions set forth herein, which represent one hundred percent (100%) of all of the issued and outstanding membership interests of the Company (equity or otherwise).

ACTIVE 53233149v22 2 NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows: ARTICLE I DEFINITIONS Section 1.01 Certain Defined Terms. For purposes of this Agreement: “A/R Credit Schedule” means Schedule 1.01(a), as may be updated in accordance with Section 2.07. “A/R Credits” means the general ledger credits as set forth on the A/R Credit Schedule. “Accounting Principles” means GAAP applied in a manner consistent with, and using the same principles, policies, methods, practices and categorizations used in the preparation of, the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2019; provided, however, that, in the event of a conflict between consistency and GAAP, GAAP shall control. “Action” means any claim, action, audit, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority. “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. “Ancillary Agreement” means the Escrow Agreement, the Contribution Agreement and any other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transaction contemplated hereby. “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in the Commonwealth of Virginia. “Cash” of the Company and the Company Subsidiaries, which number can be positive or negative, as of any date means the cash and cash equivalents required to be reflected as cash and cash equivalents on a balance sheet of the Company and the Company Subsidiaries, on a consolidated basis, as of such date, prepared in accordance with the Accounting Principles; provided that “Cash” shall (without duplication) (x) be increased by uncleared checks, drafts and other similar instruments deposited or available for deposit into the bank accounts of the Company or the Company Subsidiaries, and (y) be reduced by (i) the aggregate amount of all checks, drafts and other similar instruments issued and outstanding but uncleared as of such time and (ii) Restricted Cash. “Change in Control Bonuses” means those bonuses payable pursuant to the four Amended and Restated Change of Control Bonus Agreements set forth on Schedule 4.04 of the Disclosure Schedules.

ACTIVE 53233149v22 3 “Claims” means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements. “Closing Cash” means the Cash of the Company and the Company Subsidiaries as of the Reference Time. “Closing Stale Receivables” means those accounts receivables of the Company that, as of the Reference Time, have been outstanding more than two hundred seventy (270) days from their respective invoice dates. “Code” means the Internal Revenue Code of 1986, as amended through the date hereof. “Company Intellectual Property” means Intellectual Property owned, or purported to be owned, by the Company or the Company Subsidiaries. “Company IP Agreements” means (i) licenses of Intellectual Property by the Company or the Company Subsidiaries to any third-party, (ii) licenses of Intellectual Property by any third- party to the Company or the Company Subsidiaries, (iii) agreements between the Company or the Company Subsidiaries and any third-party relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking, advertisement, or other practices with respect to Internet web sites and (iv) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Company Intellectual Property. “Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals and similar or related items of automated, computerized or other information technology (“IT”) networks and systems (including telecommunications networks and systems for voice, data and video) owned, leased, licensed or used (including through cloud-based or other third-party service providers) by the Company or the Company Subsidiaries. “Company Software” means any Software owned, or purported to be owned, by the Company or the Company Subsidiaries. “Company Subsidiaries” means Delex Systems, Incorporated, a Virginia corporation and KGlobal, LLC, a Virginia limited liability company. “Contract” means any contract, agreement, arrangement, commitment or undertaking, whether written or oral. “Contract Field Teams Contract” means that certain Contract, dated December 2, 2014, between the Company and the Department of the Air Force, AFSC PZIE, contract number FA8108-17-D-0010. “Contract Field Teams Forward Loss Provisions Amount” means an amount equal to One Million Twenty-Five Thousand Dollars ($1,025,000), without duplication.

ACTIVE 53233149v22 4 “Contribution Agreement” means the Contribution, Release and Confidentiality Agreement, dated as of December 23, 2020, by and among the Seller Members, the Seller and the Company, pursuant to which the Contribution was consummated. “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise. “Conveyance Taxes” means all sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes. “Disclosure Schedules” means the Disclosure Schedules attached hereto, dated as of the date hereof, delivered by the Company and the Seller to Purchaser in connection with this Agreement. “Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien, encumbrance, assessment, charge, claim, easement, covenant, condition, lease, conditional sale or other title retention agreement, defect in title, equitable interest, option, proxy, right of first refusal, right of first offer or other lien or restriction of any kind or nature (whether arising by contract or by operation of law). “Environment” means surface waters, groundwaters, land, soil, subsurface strata, sediments, ambient air and any other environmental medium or natural resource. “Environmental Law” means any federal, state, local or foreign statute, Law, common law, ordinance, regulation, rule, code, order, consent decree or judgment, in each case in effect as of the date hereof, relating to pollution, protection of the Environment, or Hazardous Materials. “Final Closing Indebtedness” means the amount of Indebtedness of the Company and the Company Subsidiaries as of the Reference Time, as deemed final, binding, and conclusive in accordance with Section 2.07. “Final Seller Expenses” means the amount of Seller Expenses as of the Closing Date, as deemed final, binding and conclusive in accordance with Section 2.07. “Flow of Funds Memorandum” means a memorandum prepared by the Company and the Seller and delivered to Purchaser at least three (3) Business Days prior to the Closing Date, setting forth a good faith estimate (including all calculations in reasonable detail) of: (A) the Preliminary Closing Statement, (B) the amount of unpaid Seller Expenses to be paid at the Closing (“Estimated Seller Expenses”) and payment instructions with respect to each party to which such Seller Expenses are to be paid (including with respect to the Change in Control Payments), (C) the amount of Indebtedness of the Company and the Company Subsidiaries as of the Reference Time (“Estimated Closing Indebtedness”) and, attaching to such memorandum, customary payoff letters (collectively, the “Payoff Letters”), delivered from the holders (or an agent on behalf of all such holders) of all third-party Indebtedness for borrowed money of the Company and the Company

ACTIVE 53233149v22 5 Subsidiaries as of the Closing Date (the “Closing Date Funded Indebtedness”), each of which shall (i) be in a form reasonably satisfactory to Purchaser, (ii) specify the aggregate amount (such amount under all Payoff Letters, collectively, the “Payoff Amount”) required to be paid in order to repay in full the Closing Date Funded Indebtedness related to such Payoff Letter (including any and all accrued but unpaid interest, fees and any applicable prepayment penalty obligations and breakage costs due upon repayment), (iii) payment instructions for the applicable portion of the Payoff Amount on the projected Closing Date, as well as the per diem amount to be added thereto in the event that the actual Closing Date is a date subsequent to the projected Closing Date and (iv) provide that when such portion of the Payoff Amount is received, any and all Encumbrances and all guarantees granted in connection with the applicable Closing Date Funded Indebtedness will be automatically terminated and released, and (D) a calculation of the resulting Purchase Price based on the foregoing amounts to be paid to the Seller, together with wire instructions for the payment therefor. “Fraud” means (i) an intentional false representation of material fact by such Person in this Agreement, (ii) with knowledge that such representation is false, (iii) with an intention to induce another Person to act or refrain from acting in reliance upon it, (iv) causing such other Person, in justifiable reliance upon such false representation and with ignorance to the falsity of such representation, to take or refrain from taking action and (v) causing such other Person to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” shall not include any type of constructive or, only to the extent distinct from common law fraud, equitable fraud. “GAAP” means United States generally accepted accounting principles and practices in effect from time to time. “Governmental Authority” means any federal, national, foreign, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Hazardous Materials” means: (i) any material, substance, chemical or waste (or combination thereof) that (A) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Law relating to pollution, waste or the Environment or (B) can form the basis of any liability under any Law relating to pollution, waste or the Environment; and (ii) any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, mold, fungi and other substances, including related precursors and breakdown products. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Indebtedness” means, with respect to any Person, (i) all indebtedness of such Person, whether or not contingent, for borrowed money, (ii) all obligations of such Person for the deferred

ACTIVE 53233149v22 6 purchase price of property or services, including the maximum amount of “earn-outs” (other than trade payables, accrued compensation or similar obligations incurred in the ordinary course of business of such Person to the extent included in Working Capital), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) obligations for interest rate swaps, forward contracts, collars, caps, foreign currency hedges or other hedging or similar arrangement, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (viii) accrued and unpaid interest on, and other payment obligations (including prepayment penalties, premiums, breakage costs, fees and other costs and expenses associated with repayment) pursuant to clauses (i) through (vii) above in this “Indebtedness” definition, (ix) all Indebtedness of others referred to in clauses (i) through (viii) above guaranteed directly or indirectly in any manner by such Person and (x) solely for purposes of the definitions of “Estimated Closing Indebtedness” and “Final Closing Indebtedness,” the Pre-Closing Tax Amount. Notwithstanding the foregoing in this definition, Indebtedness of the Company or the Company Subsidiaries shall exclude that certain Letter of Credit (No. SB00001728) in the face amount of Four Hundred Ninety-Nine Thousand, Nine Hundred Eighty-Five Kuwaiti Dinars (499,985), dated January 3, 2017, issued by Truist Bank (f/k/a Branch Banking and Trust Company) in favor of the National Bank of Kuwait (the “Kuwait L/C”). “Indemnified Party” means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be. “Indemnifying Party” means the Seller and the Principal Seller Members pursuant to Section 9.02, or Purchaser pursuant to Section 9.03, as the case may be. “Indemnity and A/R Escrow Release Date” shall mean the date that is the fifth (5th) Business Day following the twelve (12) month anniversary of the Closing Date. “Independent Accountants” means Grant Thornton LLP or such other independent accounting firm of national or regional reputation which has not performed services for Purchaser, the Seller, the Company or the Seller Members, or any of their respective Affiliates, during the preceding three-(3)-year period, which is selected by Purchaser and the Seller. “Intellectual Property” means (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of the business symbolized thereby or associated therewith, (iii) mask works and copyrights, including copyrights in Software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know-how and invention rights. “IRS” means the Internal Revenue Service of the United States. “Knowledge of the Company” or similar terms used in this Agreement, including with respect to the Company Subsidiaries, mean the actual (but not constructive or imputed) knowledge

ACTIVE 53233149v22 7 of any of the Persons listed in Schedule 1.01(b) as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate), after reasonable inquiry. “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority. “Leased Real Property” means the real property leased by the Company or the Company Subsidiaries, as tenant, together with, to the extent leased by the Company or the Company Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or the Company Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing. “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any Contract. “Licensed Intellectual Property” means Intellectual Property licensed to the Company or the Company Subsidiaries pursuant to the Company IP Agreements. “Material Adverse Effect” means any circumstance, event, condition, occurrence, development, state of facts, change in or effect (whether alone or together with other circumstances, events, conditions, occurrences, developments, states of facts, changes in or effects) that (a) has had, or would reasonably be expected to have, a materially adverse effect on the assets, business, liabilities, properties, results of operations or the condition (financial or otherwise) of the Company or Company Subsidiaries, taken as a whole or (b) would, or would be reasonably expected to, materially delay or impact the ability of the Principal Seller Members, the Seller, the Company or the Company Subsidiaries to consummate the transactions contemplated by this Agreement; provided, however, that in the case of the foregoing clause (a) none of the following, either alone or in combination, shall be considered in determining whether there has been a “Material Adverse Effect”: (i) events, circumstances, changes or effects that generally affect the industries in which the Company or the Company Subsidiaries operate, (ii) general economic or political conditions or events, circumstances, changes or effects affecting the securities markets generally, (iii) changes arising from the execution or announcement of this Agreement (provided that this exception shall not apply to, and shall be disregarded with respect to, references to “Material Adverse Effect” in representations and warranties (in whole or in relevant part) made by the Company or the Company Subsidiaries in this Agreement the purpose of which expressly is to address the consequences resulting from the announcement, execution, pendency or performance of this Agreement and the transactions contemplated hereby) or primarily due to the identity of Purchaser, (iv) any change in law or regulations in any jurisdiction in which the Company or the Company Subsidiaries do business or any change in accounting principles required by GAAP, in each case enacted or promulgated after the date hereof, (v) any circumstance, change or effect that results from any action required to be taken pursuant to the express terms of this Agreement or at the express written request or with the express written consent of Purchaser, (vi) the effect of any change arising in connection with earthquakes, pandemics, epidemics, hostilities, acts of war, sabotage or terrorism or military actions or any

ACTIVE 53233149v22 8 escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof, (vii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, and (viii) any failure by the Company to meet any estimates of revenue or earnings for any period ending on or after the date of this Agreement and prior to the Closing (but the underlying reasons for the failure to meet such estimates may be considered except as otherwise excepted from this definition); provided, further, that it is understood and agreed that with respect to a matter described in any of clauses (i), (ii), (iv), (vi) and (vii) such effect may be taken into account in determining whether there has been a Material Adverse Effect only to the extent such event, change, occurrence or effect has a materially disproportionate adverse effect on the Company or the Company Subsidiaries, relative to the other Persons operating businesses similar to the business of the Company or the Company Subsidiaries in the geographic areas in which the Company operates. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Open Source Software” means any Software that is, or that contains or is linked with or derived in any manner (in whole or in part) from any Software that is distributed as “free software,” “open source software,” copyleft software, “freeware” or “shareware” or under similar licensing or distribution models, including, without limitation, any Software licensed under the GNU General Public License, the GNU Library General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License or any Creative Commons “sharealike” license. “Permits” means any permits approvals, authorizations, consents, licenses, or certificates of a Governmental Authority. “Permitted Encumbrances” means (i) statutory Encumbrances for current Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, in each case for which adequate reserves have been established on the Financial Statements, (ii) mechanics’, carriers’, workers’, repairers’ and other similar Encumbrances arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company, or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, or deposits made or other Encumbrances incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security, (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use of the Company’s assets, (iv) Encumbrances that will be released prior to or as of Closing and (v) Encumbrances granted under the Kuwait L/C. “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

ACTIVE 53233149v22 9 “Post-Closing Stale Receivables” means those accounts receivables of the Company, other than the Closing Stale Receivables, that as of the ninetieth (90th) calendar day after the Reference Time have been outstanding more than two hundred seventy (270) days from their respective invoice dates. “Pre-Closing Tax Amount” means an amount, to the extent it is a positive number, equal to (i) any and all unpaid Taxes of the Company and any Company Subsidiary for any taxable period ending on the Closing Date (or the portion of any Straddle Period ending on the Closing Date) and for any taxable period commencing on or after January 1, 2020 and ending before the Closing Date, in all cases determined (A) in a manner consistent with the past practice of the Company and the Company Subsidiaries (for the avoidance of doubt, such past practice includes, absent a change of facts, any decision to not file Tax Returns in any given jurisdiction) and (B) in the case of a Straddle period, as if the taxable period of the Company and each of the Company Subsidiaries ended at the close of the Closing Date, (ii) any Taxes deferred under the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), any administrative or other guidance published with respect thereto or any other Law or executive order of the President of the United States intended to address consequences of the COVID-19 pandemic and (iii) Conveyance Taxes for which the Seller is responsible pursuant to Section 7.06. “Principal Seller Member Pro Rata Share” means each Principal Seller Member’s percentage set forth opposite his name under the heading “Pro Rata Share Percentages” on Schedule 1.01(c) attached hereto. “Purchase Price” means the Estimated Purchase Price (as defined in Section 2.02), as it may be adjusted pursuant to Section 2.07. “Purchaser Credit Facility” means, collectively, the credit facilities under that certain Credit Agreement, dated as of September 17, 2014, by and among Vectrus, Inc., an Indiana corporation, Purchaser, as borrower, the lenders and issuing banks from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, (as amended and restated on November 15, 2017), and as further amended, restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to, amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase the amount of available borrowings thereof. “Purchaser Fundamental Representations” means the representations and warranties of Purchaser made in Sections 5.01 and 5.05. “R&W Insurance Policy” means the representations and warranties insurance policy purchased by and issued to Purchaser in respect of this Agreement, as set forth in Exhibit A. “Reference Time” means 11:59 P.M. on December 31, 2020. “Regulations” means the Treasury Regulations (including Temporary Regulations, as defined therein) promulgated by the United States Department of the Treasury with respect to the Code or other federal tax statutes.

ACTIVE 53233149v22 10 “Restricted Cash” means, with respect to any Person as of any particular date, (i) cash or cash equivalents that are required to be held as cash or cash equivalents by such Person to satisfy any applicable regulatory (other than Taxes) or contractual requirements as of such date and (ii) cash held in the BB&T bank account for employee flexible spending accounts, the Citibank bank account for the CIGNA medical claims, and any cash held outside the U.S. “Sanctioned Person” means any Person that is the target of Sanctions, including, without limitation, (a) any Person listed in any Sanctions-related list of sanctioned Persons maintained by relevant Governmental Authorities, including the U.S. Government (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized, located or resident in a Sanctioned Territory or (c) any Person owned or controlled by any such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Authorities, including, but not limited to those administered by the U.S. Government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state or Her Majesty’s Treasury of the United Kingdom. “Seller Expenses” means (i) one-half of the premium, underwriting costs and brokerage commissions charged with respect to the R&W Insurance Policy, (ii) one-half of all fees and expenses payable to the Escrow Agent, (iii) the D&O Tail Premium, (iv) one-half of any Conveyance Taxes that may be imposed upon, or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereby and (v) the aggregate of all fees and expenses payable or incurred by the Company, the Seller or the Seller Members in connection with the negotiation, performance and consummation of the transactions contemplated hereby (or incurred in connection with the transactions hereunder), including any costs, fees and expenses associated with the Reorganization, including (A) any of the foregoing payable to legal counsel, accountants, investment bankers, financial advisors, brokers, finders or consultants and (B) any unpaid incentive compensation and annual bonuses, stay bonuses or severance, termination, change in control, unit appreciation, retention or similar payments or benefits payable to any employee of the Company (including related employer side payroll Taxes), in each case as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (including the Change in Control Bonuses, the “Change in Control Payments”). “Seller Fundamental Representations” means the representations and warranties of the Seller or the Company, as applicable, made in Sections 3.01, 3.02, 3.03, 3.04, 4.01(a-c), 4.02, 4.03, 4.20(l-m) and 4.23. “Seller Parties Pro Rata Share” means one hundred percent (100%) for the Seller, and to the extent the Seller fails to satisfy its Seller Parties Pro Rata Share of its indemnification obligation under Article IX, each Principal Seller Member’s Principal Seller Member Pro Rata Share thereof; provided that the foregoing shall not be deemed to require Purchaser to seek payment (to the extent provided herein) first from the Seller, and Purchaser is entitled to enforce any payment qualified by Seller Parties Pro Rata Share concurrently against the Seller and the Principal Seller Members

ACTIVE 53233149v22 11 (i.e., Purchaser need not exhaust its remedies against the Seller prior to any right of payment against the Principal Seller Members). “Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code or other form. “Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date. “Sunrise Valley Drive Lease Adjustment Amount” means an amount equal to One Million Twenty-Seven Thousand Dollars ($1,027,000). “Targeted Working Capital” means Twenty-Four Million, Forty-Three Thousand and Eight Hundred Sixty-Nine Dollars ($24,043,869). “Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority (“Taxing Authority”), including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs and similar charges. “Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto or any amendment thereof. “Working Capital” means (i) all current assets of the Company and the Company Subsidiaries (excluding Cash, Restricted Cash, deferred financing fees, amounts due from ISI Holdings, Inc., intercompany balances and prepaid rent for the properties at 13861 and 13865 Sunrise Valley Drive, income tax assets, the Closing Stale Receivables (and any corresponding reserves to the extent specifically related to such Closing Stale Receivables) and the A/R Credits), on a consolidated basis minus (ii) all current liabilities (excluding any items constituting Indebtedness or Seller Expenses, intercompany balances, deferred rent, deferred taxes, the Pre- Closing Tax Amount and any reserves associated with forward loss provisions under the Contract Field Teams Contract, including the Contract Field Teams Forward Loss Provisions Amount) of the Company and the Company Subsidiaries on a consolidated basis. For the avoidance of doubt, for all purposes hereunder the calculation of Working Capital, including the good faith estimate thereof set forth on the Preliminary Closing Statement and the calculation thereof set forth on the Final Closing Statement, shall take into account only the same line items set forth on Schedule 1.01(d) attached hereto and shall be determined or calculated in accordance with the Accounting Principles, and as further provided in Section 2.07(a) and Section 2.07(b). “Working Capital Excess” means the amount (if any) by which the Working Capital exceeds the Targeted Working Capital by more than Five Hundred Thousand Dollars ($500,000).

ACTIVE 53233149v22 12 “Working Capital Shortfall” means the amount (if any) by which the Working Capital is less than the Targeted Working Capital by more than Five Hundred Thousand Dollars ($500,000). Section 1.02 Definitions. The following terms have the meanings set forth in the Sections set forth below: Definition Location A/R Credit Escrow Amount ................................................................................................... 2.02(c) A/R Credit Setoff Amount ..................................................................................................... 2.08(a) Adjustment Escrow Amount .................................................................................................. 2.02(c) Affiliate Arrangements .............................................................................................................. 4.24 Agreement .......................................................................................................................... Preamble Allocation Schedule ................................................................................................................... 7.08 Bank Account............................................................................................................................. 4.22 Business ........................................................................................................................... 6.06(a)(iv) Business Area.................................................................................................................... 6.06(a)(v) Business Customer ............................................................................................................ 6.06(a)(ii) Closing ....................................................................................................................................... 2.03 Closing Date............................................................................................................................... 2.03 Closing Stale Receivables Schedule ...................................................................................... 2.07(a) Closing Statement .................................................................................................................. 2.07(b) Collective Bargaining Agreement.......................................................................................... 4.18(a) Company ............................................................................................................................ Preamble Company Board ..................................................................................................................... 2.05(c) Company Employees ................................................................................................................. 6.08 Company Insurance Policies ...................................................................................................... 4.21 Company LLC Agreement ................................................................................................... Recitals Company Transaction Expenses ................................................................................................ 7.10 Confidential Information ....................................................................................................... 6.03(b) Confidentiality Agreement..................................................................................................... 6.03(a) Contest ................................................................................................................................... 7.03(b) Contribution ......................................................................................................................... Recitals Counsel ...................................................................................................................................... 6.10 D&O Tail Premium................................................................................................................ 6.07(b) Deductible .............................................................................................................................. 9.05(a) Direct Claim ........................................................................................................................... 9.06(c) Enforceability Exceptions .......................................................................................................... 3.01 ERISA .................................................................................................................................... 4.17(a) ERISA Affiliate ..................................................................................................................... 4.17(a) Escrow Agent ......................................................................................................................... 2.02(c) Escrow Agreement ................................................................................................................. 2.02(c) Escrow Amount ..................................................................................................................... 2.02(c) Estimated Cash....................................................................................................................... 2.07(a) Estimated Purchase Price ........................................................................................................... 2.02 Estimated Working Capital .................................................................................................... 2.07(a) FCPA...................................................................................................................................... 4.10(d)

ACTIVE 53233149v22 13 Final Closing Statement ......................................................................................................... 2.07(d) Financial Statements .............................................................................................................. 4.06(a) Government Contract ......................................................................................................... 4.13(a)(i) Gross Receivables Payment Amount ..................................................................................... 2.07(h) Improvements ........................................................................................................................ 4.15(b) Indemnity Escrow Amount .................................................................................................... 2.02(c) Interim Financial Statements ................................................................................................. 4.06(a) Loss ............................................................................................................................................ 9.02 Material Contracts .................................................................................................................. 4.12(a) Material Customers .................................................................................................................... 4.25 Material Suppliers ...................................................................................................................... 4.25 Multiemployer Plan ............................................................................................................... 4.17(b) Net Receivables Payment Amount ........................................................................................ 2.07(h) Other Government Contract .............................................................................................. 4.13(a)(ii) Other Seller Members .......................................................................................................... Recitals Plans ....................................................................................................................................... 4.17(a) Preferred Bidder Status ........................................................................................................ 4.13(aa) Preliminary Closing Statement .............................................................................................. 2.07(a) Principal Seller Member .................................................................................................... Preamble Principal Seller Members ................................................................................................... Preamble Purchaser ............................................................................................................................ Preamble Purchaser Indemnified Party ...................................................................................................... 9.02 Reference Balance Sheet Date ............................................................................................... 4.06(a) Reorganization ..................................................................................................................... Recitals Resolution Period ................................................................................................................... 2.07(c) Review Period ........................................................................................................................ 2.07(c) Schedule Supplement ................................................................................................................. 6.11 Seller .................................................................................................................................. Preamble Seller Indemnified Party ............................................................................................................ 9.03 Seller Members .................................................................................................................... Recitals Shares ................................................................................................................................... Recitals Taxpayer ................................................................................................................................ 4.20(a) Taxpayers ............................................................................................................................... 4.20(a) Termination Date ................................................................................................................... 6.04(b) Third-Party Claim .................................................................................................................. 9.06(a) Unresolved Claim ...................................................................................................................... 9.11 Section 1.03 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated; (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

ACTIVE 53233149v22 14 (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws; (h) the use of “or” is not intended to be exclusive unless expressly indicated; (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (j) any reference in this Agreement to $ shall mean U.S. dollars; (k) the words “made available,” “provided” or words of similar import with respect to any item made available or provided by the Company shall mean that such item was either delivered by or on behalf of the Company to Purchaser or posted (in each case, to the extent viewable and accessible by Purchaser and its representatives) at least one (1) calendar day prior to the date hereof in the online data room established by or on behalf of the Company in connection with the transactions contemplated by this Agreement; and (l) all Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, free and clear of all Encumbrances (other than for restrictions on transfer imposed under applicable securities laws), to Purchaser, the Shares, and Purchaser shall purchase the Shares.

ACTIVE 53233149v22 15 Section 2.02 Purchase Price. Subject to the adjustments set forth in Section 2.07(b) and in full consideration for the purchase of the Shares from the Seller and in consideration of the other transactions contemplated hereunder, Purchaser shall, at the Closing, pay to the Seller an aggregate amount in cash equal to (i) One Hundred Twenty-Five Million Dollars ($125,000,000), plus (ii) the Working Capital Excess (determined pursuant to Section 2.07(a)), if any, minus (iii) the Working Capital Shortfall (determined pursuant to Section 2.07(a)), if any, plus (iv) the Estimated Cash (as defined below) minus (v) the Estimated Closing Indebtedness; minus (vi) the Estimated Seller Expenses; minus (vii) the Escrow Amount (as defined below), minus (viii) the Contract Field Teams Forward Loss Provisions Amount and the Sunrise Valley Drive Lease Adjustment Amount (the resulting amount calculated pursuant to the foregoing clause (i) through this clause (viii), the “Estimated Purchase Price”). The final Purchase Price shall be subject to reduction by the amount of the Post Closing Stale Receivables, if any, determined as provided in Section 2.07(b) below, without duplication with respect to the calculation of Working Capital. At the Closing: (a) Purchaser will pay in immediately available funds for the benefit of the Seller, the Seller Members and the Company the Estimated Seller Expenses identified in the Flow of Funds Memorandum that have not been paid by the Company, the Seller or the Seller Members prior to Closing, including any unpaid Change in Control Payments identified in the Flow of Funds Memorandum, for further payment by the Company through its payroll processor on or as soon as practicable following the Closing Date to the Change in Control Payment recipients and in the amounts as set forth in the Flow of Funds Memorandum; (b) Purchaser will pay in immediately available funds the Closing Date Funded Indebtedness identified in the Flow of Funds Memorandum; (c) Purchaser shall deposit in escrow from the Purchase Price (i) Six Hundred Twenty-Five Thousand Dollars ($625,000) (the “Indemnity Escrow Amount”), (ii) Four Hundred Eighty Thousand Eight Hundred Seventy-Seven Dollars and 38/100 ($480,877.38) (the “Adjustment Escrow Amount”), and (iii) Four Hundred Thousand Dollars ($400,000) (the “A/R Credit Escrow Amount”, and together with the Indemnity Escrow Amount and the Adjustment Escrow Amount, the “Escrow Amount”), to be held in escrow with Comerica Bank (the “Escrow Agent”) or a mutually agreed upon substitute Escrow Agent, on the terms set forth in this Agreement and the Escrow Agreement, attached hereto as Exhibit B (“Escrow Agreement”); and (d) Purchaser shall pay in immediately available funds the Estimated Purchase Price to the Seller to the account set forth by the Seller in the Flow of Funds Memorandum. Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement (the “Closing”) shall take place by conference call and electronic (i.e., email/PDF) correspondence on the third (3rd) Business Day following the satisfaction or written waiver of each condition to the Closing set forth in Sections 8.01 and 8.02 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or written waiver of such conditions at the Closing), or at such other place or at such other time or on such other date as the Seller and Purchaser may mutually agree upon in writing (the date of such Closing, the “Closing Date”). By mutual agreement of the parties,

ACTIVE 53233149v22 16 the Closing may take place by conference call and electronic (i.e., email/PDF) or facsimile exchange of signatures with exchange of original signatures by overnight mail. Section 2.04 Adjustment Escrow. The Adjustment Escrow Amount shall be used, in accordance with the terms of this Agreement and the Escrow Agreement, to pay any post-Closing purchase price adjustment pursuant to Section 2.07. Subject to the terms of this Agreement and the Escrow Agreement, the Adjustment Escrow Amount plus all earnings on such Adjustment Escrow Amount, less any adjustments set forth in Section 2.07 that are to be paid out of the Adjustment Escrow Amount to Purchaser, shall, if any, be released to the Seller in accordance with Section 2.07. In the event that the final Purchase Price as reflected on the Final Closing Statement is less than the Purchase Price as reflected on the Preliminary Closing Statement, then the Escrow Agent shall pay the amount of such difference to Purchaser from the Adjustment Escrow Amount; provided, however, if such difference exceeds the Adjustment Escrow Amount, the Seller shall pay the amount of such excess to Purchaser in immediately available funds to such account as may be designated by Purchaser, and to the extent the Seller is unable to pay such amount, the Principal Seller Members shall be required to pay Purchaser on a pro rata basis in accordance with their Principal Seller Member Pro Rata Shares; provided, further, however, that if such difference is less than the Adjustment Escrow Amount, the remaining balance of the Adjustment Escrow Amount (if any) shall be disbursed by the Escrow Agent to the Seller. Section 2.05 Closing Deliveries by the Company and the Seller. At the Closing, the Company and the Seller shall deliver or cause to be delivered to Purchaser: (a) all of the stock certificates evidencing the Shares (if certificated) and transfer powers duly executed in blank evidencing the transfer of the Shares to Purchaser, in the form attached hereto as Exhibit C; (b) all of the stock certificates evidencing the Shares (if certificated) and transfer powers duly executed in blank evidencing the Contribution and the transfer of the Shares to the Seller pursuant to the Contribution Agreement; (c) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Company’s board of directors (the “Company Board”) evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby; (d) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder and thereunder; (e) a copy of (i) the articles of organization, as amended, of the Company, certified by the Virginia State Corporation Commission, as of a date not earlier than ten (10) Business Days prior to the Closing and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing, stating that no amendments have been made to the articles of incorporation since such date, and (ii) the operating agreement of the Company, certified by the Secretary or Assistant Secretary of the Company;

ACTIVE 53233149v22 17 (f) a good standing certificate for the Company from the Virginia State Corporation Commission as of a date not earlier than ten (10) Business Days prior to the Closing; (g) the resignations, effective as of the Closing, of all of the directors, managers and officers of the Company and the Company Subsidiaries, except for such Persons as shall have been designated in writing prior to the Closing by Purchaser to the Seller; (h) a “transferor’s certificate of non-foreign status” as provided in the Treasury Regulations under Section 1445 of the Code in the form attached hereto as Exhibit D; (i) a counterpart to the Escrow Agreement, duly executed by the Seller; and (j) a certificate of a duly authorized director of the Seller certifying that each of the conditions set forth in Section 8.02(a) and Section 8.02(d) have been satisfied. Section 2.06 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to the Seller, as applicable: (a) the payment of the Purchase Price in accordance with Section 2.02; (b) a true and complete copy, certified by the Secretary or an Assistant Secretary of Purchaser, of the resolutions duly and validly adopted by the Board of Directors of Purchaser evidencing its authorization of the execution and delivery of this Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby; (c) a certificate of the Secretary or an Assistant Secretary of Purchaser certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder and thereunder; (d) a true and correct copy of the R&W Insurance Policy, in full force and effect in accordance with its terms as of the Closing Date; (e) a certificate of a duly authorized officer of Purchaser certifying that each of the conditions set forth in Section 8.01(a) have been satisfied; and (f) a counterpart to the Escrow Agreement, duly executed by each of Purchaser and the Escrow Agent. Section 2.07 Adjustment of Purchase Price. (a) At least three (3) Business Days prior to the Closing, the Seller shall deliver to Purchaser (x) the Flow of Funds Memorandum and a statement (the “Preliminary Closing Statement”) setting forth, as applicable, the Seller’s and the Company’s good faith estimate of (i) the Working Capital as of the Reference Time (the “Estimated Working Capital”), (ii) the Cash as of the Reference Time (the “Estimated Cash”), (iii) the Estimated Seller Expenses, (iv) the Estimated Closing Indebtedness, and (v) the resulting calculation of the Estimated Purchase Price, and (x) reasonable supporting information in preparation of the estimates of each component of the Estimated Purchase Price or, with respect to Company Transaction Expenses, invoices or

ACTIVE 53233149v22 18 similar supporting documentation, (y) a schedule including a detailed listing of Closing Stale Receivables (the “Closing Stale Receivables Schedule”), which the Seller shall reasonably update if there are any changes after delivery to Purchaser and prior to the Closing (and taking account of any Purchaser comments pursuant to the next sentence herein), and (z) an updated A/R Credit Schedule as of the Reference Time. The Seller and the Company shall review any comments proposed by Purchaser with respect to the Flow of Funds Memorandum, the Preliminary Closing Statement and the Closing Stale Receivables Schedule, and will consider, in good faith any appropriate changes; provided that if the Seller and the Company do not accept Purchaser’s comments, the Preliminary Closing Statement shall be in the form initially presented to Purchaser. (b) As soon as practicable, and in any event within one hundred (100) calendar days after the Closing, Purchaser shall prepare or cause to be prepared and delivered to the Seller a statement (the “Closing Statement”) setting forth Purchaser’s calculations of (i) Working Capital as of the Reference Time (which for such purpose shall not be reduced by the Post-Closing Stale Receivables referenced in subparagraph (v) below), (ii) Closing Cash, (iii) Final Closing Indebtedness, (iv) Final Seller Expenses, (v) the amount of Post-Closing Stale Receivables, (vi) the final Purchase Price based on the foregoing amounts and accompanied by reasonably detailed supporting calculations and documentation and (vii) a schedule including Purchaser’s determination of the Closing Stale Receivables and the Post-Closing Stale Receivables, as well as a detailed description of any changes to the A/R Credits identified on the A/R Credit Schedule. The Closing Statement shall entirely disregard (i) any and all effects on the assets or liabilities of the Company as a result of the transactions contemplated hereby or of any financing or refinancing arrangements entered into at any time by Purchaser or any other transaction entered into by Purchaser in connection with the consummation of the transactions contemplated hereby, and (ii) any of the plans, transactions or changes which Purchaser intends to initiate or make or cause to be initiated or made after the Closing with respect to the Company or its business or assets, or any facts or circumstances that are unique or particular to Purchaser or any of its assets or liabilities. (c) Purchaser shall, and shall cause the Company to, grant the Seller and its authorized representatives reasonable access to all such papers and documents and all such personnel as it or its representatives may reasonably request, and the Seller shall have up to forty- five (45) days after receiving the Closing Statement to review the Closing Statement (the “Review Period”). The Seller shall deliver notice to Purchaser on or prior to the expiration of the Review Period specifying in reasonable detail all disputed items and the basis therefor. If the Seller fails to deliver such notice by such date, the Seller and the Principal Seller Members shall have waived their right to contest the Closing Statement. If the Seller notifies Purchaser of any objections to the Closing Statement, the parties shall, within twenty (20) Business Days following the date of such notice (the “Resolution Period”), attempt to resolve their differences and any written resolution by them as to any disputed amount shall be final and binding for all purposes under this Agreement. (d) If at the conclusion of the Resolution Period the parties have not reached an agreement on any objections with respect to the Closing Statement, then all amounts and issues remaining in dispute shall be submitted by the Seller and Purchaser to the Independent Accountants for a determination resolving such amounts and issues. All fees and expenses relating to the work, if any, to be performed by the Independent Accountants shall be borne by Purchaser and the Seller in the proportion that the aggregate dollar amount of the disputed items submitted to the Independent Accountants by such party that are unsuccessfully disputed by such party (as

ACTIVE 53233149v22 19 finally determined by the Independent Accountants) bears to the aggregate dollar amount of disputed items submitted by Purchaser and the Seller. Except as provided in the preceding sentence, all other costs and expenses incurred by the parties in connection with resolving any dispute hereunder before the Independent Accountants shall be borne by the party incurring such cost and expense. Any fees and expenses payable pursuant to this Section 2.07 by the Seller shall be paid by the Seller (and, to the extent the Seller does not have in its bank accounts immediately available funds sufficient to pay the full amount of such fees and expenses or otherwise does not make payment when owed, the Principal Seller Members shall be required to pay all, or such remaining, fees and expenses on a pro rata basis in accordance with their Principal Seller Member Pro Rata Shares). The Independent Accountants shall determine only those issues still in dispute at the end of the Resolution Period and the Independent Accountants’ determination shall be based upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Accountants shall be based solely on presentations with respect to such disputed items by Purchaser and the Seller to the Independent Accountants and not on the Independent Accountants’ independent review. Each of Purchaser and the Seller shall use commercially reasonable efforts to make its presentation as promptly as practicable following submission to the Independent Accountants of the disputed items, and each such party shall be entitled, as part of its presentation, to respond to the presentation of the other party and any questions and requests of the Independent Accountants. In deciding any matter, the Independent Accountants (i) shall be bound by the provisions of this Section 2.07(d) and (ii) may not assign a value to any item greater than the greatest value for such item claimed by either Purchaser or the Seller or less than the smallest value for such item claimed by Purchaser or the Seller. The Independent Accountants’ determination shall be made within forty-five (45) calendar days after its engagement (which engagement shall be made no later than five (5) Business Days after the end of the Resolution Period), or as soon thereafter as possible, shall be set forth in a written statement delivered to Purchaser and the Seller and shall be final, conclusive, non-appealable and binding for all purposes hereunder. It is the intent of the parties hereto that the process set forth in this Section 2.07(d) and the activities of the Independent Accountants in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The term “Final Closing Statement” shall mean the definitive Closing Statement agreed to by the Seller and Purchaser if no items are disputed in accordance with Section 2.07(c) or the definitive Closing Statement resulting from the determination made by the Independent Accountants in accordance with this Section 2.07(d). (e) In the event that the final Purchase Price as reflected on the Final Closing Statement equals or exceeds the Purchase Price as reflected on the Preliminary Closing Statement, then, within five (5) Business Days after the Final Closing Statement is finally agreed to by the Seller and Purchaser or is finally determined by the Independent Accountants in accordance with Section 2.07(d), (i) Purchaser shall pay the Seller the amount of such excess in immediately available funds to such account as may be designated by the Seller and (ii) the Adjustment Escrow Amount and any earnings thereon will be disbursed by the Escrow Agent to the Seller as set forth in Section 2.07(g). (f) In the event that the final Purchase Price as reflected on the Final Closing Statement is less than the Purchase Price as reflected on the Preliminary Closing Statement, then the Escrow Agent shall pay the amount of such difference to Purchaser from the Adjustment

ACTIVE 53233149v22 20 Escrow Amount within five (5) Business Days after the Final Closing Statement is finally agreed to by the Seller and Purchaser or is finally determined by the Independent Accountants in accordance with Section 2.07(d), as set forth in Section 2.07(g); provided, however, if such difference exceeds the Adjustment Escrow Amount, the Seller shall, within five (5) Business Days after the Final Closing Statement is finally agreed to by the Seller and Purchaser or is finally determined by the Independent Accountants in accordance with Section 2.07(d), pay the amount of such excess (and, to the extent the Seller does not have in its bank accounts immediately available funds sufficient to pay the full amount of such excess, the Principal Seller Members shall, within the same time period, be required to pay to Purchaser any remaining excess on a pro rata basis in accordance with their respective Principal Seller Member Pro Rata Shares) to Purchaser in immediately available funds to such account as may be designated by Purchaser; provided, further, however, that if such difference is less than the Adjustment Escrow Amount, the remaining balance of the Adjustment Escrow Amount shall be disbursed by the Escrow Agent to the Seller as set forth in Section 2.07(g). (g) If the Escrow Agent is required to pay or disburse an amount to the Seller pursuant to clauses (e) or (f) of this Section 2.07, then Purchaser shall direct the Escrow Agent to make such payment or disbursement from the Adjustment Escrow Amount in accordance with the Escrow Agreement within five (5) Business Days after the Final Closing Statement is finally agreed to by the Seller and Purchaser or is finally determined by the Independent Accountants in accordance with Section 2.07(d). If the Escrow Agent is required to pay or disburse an amount to Purchaser pursuant to Section 2.07(f) or this Section 2.07(g), then the Seller shall direct the Escrow Agent to make such payment or disbursement from the Adjustment Escrow Amount in accordance with the Escrow Agreement within five (5) Business Days after the Final Closing Statement is agreed to by the Seller and Purchaser or is determined by the Independent Accountants in accordance with Section 2.07(d). (h) Within five (5) Business Days following the twelve (12) month anniversary of the Closing, Purchaser shall pay to the Seller in immediately available funds to an account designated by the Seller in writing an amount equal to, if any, (i) one-half of the amount of the Closing Stale Receivables and the Post-Closing Stale Receivables collected by Purchaser (and not resulting from the application of an A/R Credit pursuant to the process set forth below in Section 2.08) on or prior to the date that is the seventh (7th) month anniversary of the Closing Date (“Gross Receivables Payment Amount”), less (ii) the sum of (x) one-half of the actual out-of-pocket costs of collection incurred by Purchaser for outside legal counsel or third-party collection agencies, (y) any taxes paid or owed by Purchaser with respect thereto (the “Net Receivables Payment Amount”) and (z) the aggregate A/R Credit Setoff Amount (if any). Purchaser shall provide Seller an update from time to time (and with respect to clause (C) below, no more than once every month), (A) on its efforts to collect, and collections made of, the Closing Stale Receivables and Post- Closing Stale Receivables during the seven (7) months immediately following the Closing Date upon the reasonable request of Seller, (B) regarding any changes to the Gross Receivables Payments Amount and (C) upon reasonable request of the Seller, any update with respect to A/R Credits. Section 2.08 A/R Credits.

ACTIVE 53233149v22 21 (a) From the Closing Date through the day immediately prior to the Indemnity and A/R Escrow Release Date, Purchaser shall provide reasonably prompt written notice to Seller of any payment to a customer (or any applicable assignee or alleged successor to such obligation) of any A/R Credits and/or any application of any A/R Credit to an accounts receivable of the Company or a Company Subsidiary, in each case made at the request of such customer (or any applicable assignee or alleged successor to such obligation). In the event Purchaser is required at the request of the customer (or its applicable assignee or alleged successor to such obligation) to pay such A/R Credit to the customer (or its applicable assignee or alleged successor to such obligation) in cash, or is required to apply the A/R Credit to an accounts receivable of the Company or a Company Subsidiary that is not a Closing Stale Receivable or a Post-Closing Stale Receivable, Purchaser shall provide to the Seller reasonable evidence within its possession of such payment or application to an accounts receivable, and Purchaser shall be entitled to (i) first, offset the payment or application made in respect of the A/R Credits against any Net Receivables Payments Amount to the extent of any Net Receivables Payment Amount received as of such date (provided that Purchaser at its sole option may defer, at such time, the withdrawal of such amount(s) from escrow pursuant to clauses (ii) and (iii) and net such amount(s) against the Net Receivables Payment Amount at a later date (the amount of such setoff being the “A/R Credit Setoff Amount”)), (ii) second, to the extent as of such date there is no Net Receivables Payments Amount available (or the amount of the aggregate Net Receivables Payment Amount received as of such date is less than the amount of the A/R Credit), immediately withdraw an amount equal to the A/R Credit less the actual Net Receivables Payment Amount received as of such date that Purchaser has netted pursuant to clause (i) above from the remaining funds in the A/R Credit Escrow Amount (if any), and (iii) third, to the extent the A/R Credit Escrow Amount is otherwise no longer available to reimburse Purchaser for Purchaser’s payment of the A/R Credits, immediately withdraw the amount equal to such A/R Credit from the remaining funds in the Indemnity Escrow Amount (if any). For the avoidance of doubt, to the extent the Escrow Agent requires the Seller’s consent to release any amount in respect of any A/R Credit, the Seller shall promptly (and in any event within five (5) Business Days of the determination by Purchaser of any payments owed to Purchaser in respect of A/R Credits pursuant to this Section 2.08) deliver such documentation or consent necessary to release such amounts (including providing joint instruction notices to the Escrow Agent with Purchaser). Notwithstanding anything herein to the contrary, other than as set forth in Section 2.07 and this Section 2.08, the Sellers and the Principal Seller Members shall have no further obligations with respect to the A/R Credits. (b) Subject to and in accordance with the terms and conditions of the Escrow Agreement and this Agreement, at the Indemnity and A/R Escrow Release Date, an amount in the aggregate equal to (i) the then remaining balance of the A/R Credit Escrow Amount (if any) minus (ii) any claims in respect of A/R Credits that have not otherwise been satisfied from payments from the A/R Credit Escrow Amount (and in no event later than five (5) Business Days after the Indemnity and A/R Escrow Release Date) shall be delivered, in accordance with the Escrow Agreement, to the Seller. Notwithstanding anything herein to the contrary, the A/R Credit Escrow Amount shall solely be used with respect to A/R Credits as set forth in Section 2.08(a).

ACTIVE 53233149v22 22 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER AND PRINCIPAL SELLER MEMBERS Each Principal Seller Member and the Seller, (i) as to and for himself or itself only, and not with respect to any other Person, severally and not jointly with respect to the representations and warranties in Sections 3.01, 3.02 and 3.03, and (ii) severally and not jointly with respect to the representations and warranties in Section 3.04, hereby represent and warrant to Purchaser as of the date hereof and as of the Closing: Section 3.01 Execution and Delivery; Valid and Binding Agreement. The Seller has the requisite company power and authority to execute, deliver and perform under this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated to be consummated by it pursuant to this Agreement and such Ancillary Agreements. This Agreement and the Ancillary Agreements to which a Principal Seller Member or the Seller is or will be a party have been duly executed and delivered by such Principal Seller Member or the Seller, as applicable, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”). Section 3.02 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.05 have been obtained and all filings and notifications listed in Schedule 4.05 of the Disclosure Schedules have been made and any applicable waiting period has expired or been terminated, the execution, delivery and performance of this Agreement or any Ancillary Agreement by such Principal Seller Member or the Seller, as applicable, does not and will not (a) violate, conflict with or result in the breach of any provision of the articles of organization or the operating agreement of the Seller, (b) conflict with or violate any Law or Governmental Order applicable to such Person, or (c) conflict with, result in any breach of, constitute a default under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Person is a party, except, in the case of clause (c), to the extent that such conflicts, breaches, defaults or other matters would not (i) adversely affect the ability of such Person to consummate the transactions contemplated by this Agreement or (ii) reasonably be expected to have a Material Adverse Effect. Section 3.03 Ownership of Shares. The Seller has good and marketable title to the Shares, and, except as set forth in Schedule 3.03 of the Disclosure Schedules, the Shares are free and clear of all Encumbrances. Schedule 3.03 of the Disclosure Schedules sets forth the Seller Members’ ownership of the Seller. There are no options, warrants, convertible securities or other rights,

ACTIVE 53233149v22 23 agreements, arrangements or commitments of any kind or character relating to the Shares or obligating the Seller to sell any of the Shares. Section 3.04 Organization and Authority of the Seller; No Operations. (a) The Seller is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the business of the Seller as it is currently conducted. The Seller has provided the Company with true, correct and complete copies of the governing documents of the Seller, the Contribution Agreement and all documents used in the effectuation of the Reorganization. (b) The Seller was formed solely for the purpose of effecting the Reorganization and entering into and performing this Agreement. The Seller has not engaged in any business activities or conducted any operations, nor does it have any assets or Liabilities, other than in connection with the Reorganization (including the Seller’s acquisition of the Shares) and the transactions contemplated hereby. The Reorganization, the Contribution Agreement and the transactions consummated thereby, have not and will not (a) violate, conflict with or result in the breach of any provision of the articles of organization or the operating agreement of the Seller, (b) conflict with or violate any Law or Governmental Order applicable to such Person, or (c) conflict with, result in any breach of, constitute a default under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Person is a party, except, in the case of clause (c), to the extent that such conflicts, breaches, defaults or other matters would not (i) adversely affect the ability of such Person to consummate the transactions contemplated by this Agreement or (ii) reasonably be expected to have a Material Adverse Effect. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as disclosed in the Disclosure Schedules (subject to Section 11.14), the Principal Seller Members, the Seller and the Company represent and warrant to Purchaser: Section 4.01 Organization, Authority and Qualification of the Company. (a) The Company is a limited liability company organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the business of the Company as it is currently conducted. (b) The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not reasonably be expected to

ACTIVE 53233149v22 24 have a Material Adverse Effect, and all such jurisdictions are set forth in Schedule 4.01(b) of the Disclosure Schedules. (c) The Company Subsidiaries are properly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and have all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by them and to carry on their respective businesses as currently conducted. The Company Subsidiaries are duly licensed or qualified to do business and in good standing in each jurisdiction in which the properties owned or leased by them or the operation of their businesses makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not reasonably be expected to have a Material Adverse Effect, and all such jurisdictions are set forth in Schedule 4.01(c) of the Disclosure Schedules. (d) The Company and the Company Subsidiaries have made available to Purchaser accurate and complete copies of their respective organizational documents as in effect on the date hereof. None of the Company or the Company Subsidiaries is in material violation of any of the provisions of its respective organizational documents. Section 4.02 Execution and Delivery; Valid and Binding Agreement. The Company has the requisite company power and authority to execute, deliver and perform under this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated to be consummated by it pursuant to this Agreement and such Ancillary Agreements. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Purchaser) this Agreement and each Ancillary Agreement to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Section 4.03 Capitalization; Subsidiaries and Joint Ventures. (a) As of the date hereof, a total of 1,000,000 Shares are issued and outstanding and owned beneficially and of record by the Seller, and are validly issued, fully paid and nonassessable. Exhibit A of the Contribution Agreement was true and correct in all respects as of the date of the Contribution Agreement. None of the issued and outstanding Shares were issued in violation of any preemptive rights or similar rights to acquire capital stock of the Company. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments obligating the Company to issue any Shares, or any other equity securities of, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Shares or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute one hundred percent (100%) of the issued and outstanding shares of equity securities of the Company. There are no accrued but unpaid dividends in respect of any equity securities of the Company. No shares of capital stock or other equity security of the Company are held in treasury by the Company. The Company has made available to Purchaser a true, correct and complete copy of its operating agreement along with all amendments thereto. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of Purchaser in the

ACTIVE 53233149v22 25 ownership interest records of the Company, Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding equity securities of the Company free and clear of all Encumbrances (other than any Encumbrances created by or as a result of actions taken by Purchaser). There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares. (b) Except for the Company Subsidiaries, which are wholly owned subsidiaries of the Company, the Company does not directly or indirectly control or have any direct or indirect equity participation in any other business entity. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments obligating the Company Subsidiaries to issue any shares of capital stock or any other equity securities. There are no outstanding contractual obligations of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of its capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the ownership, voting or transfer of any of the shares of capital stock of the Company Subsidiaries Section 4.04 No Conflict. The execution, delivery and performance by the Company of this Agreement or the Ancillary Agreements to which it is or will be a party and, assuming that all consents, approvals, authorizations and other actions described in Schedule 4.05 of the Disclosure Schedules have been obtained and all filings and notifications listed in Schedule 4.05 of the Disclosure Schedules have been made and any applicable waiting period has expired or been terminated, the consummation of the transactions contemplated hereby or thereby by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of organization of the Company or the Company LLC Agreement, (b) conflict with or violate any Law or Governmental Order applicable to the Company, or (c) except as set forth in Schedule 4.04 of the Disclosure Schedules, conflict with, result in any breach of, constitute a default under, require any consent or notice under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any of the Company’s assets pursuant to, any Material Contract or Government Contract, as defined below, of the Company, except, in the case of clause (c), to the extent that such conflicts, breaches, defaults or other matters would not (i) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or (ii) reasonably be expected to have a material impact on the Company. Section 4.05 Governmental Consents and Approvals. The execution, delivery and performance by the Company of this Agreement or the Ancillary Agreements to which it is or will be a party and the consummation of the transactions contemplated hereby or thereby by the Company do not and will not require, as a result of, in connection with, or as a condition to, any consent, approval, authorization, permit or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Schedule 4.05 of the Disclosure Schedules and (b) the pre-merger notification and waiting period requirements of the HSR Act. Section 4.06 Financial Information; Books and Records.

ACTIVE 53233149v22 26 (a) Schedule 4.06 of the Disclosure Schedules sets forth (i) the consolidated audited balance sheets of the Company and the Company Subsidiaries as of December 31, 2019 and 2018, and the related consolidated audited statements of income and stockholders’ equity and cash flows for the fiscal years then ended (collectively referred to herein as the “Financial Statements”) and (ii) the consolidated unaudited balance sheet of the Company and the Company Subsidiaries as of August 31, 2020 (the “Reference Balance Sheet Date”), and the related consolidated unaudited statements of income for the eight-month period then ended (collectively referred to herein as the “Interim Financial Statements”). The Financial Statements and the Interim Financial Statements (x) were prepared in accordance with the books of account and other financial records of the Company and the Company Subsidiaries, (y) present fairly in all material respects the consolidated financial condition and results of operations of the Company and the Company Subsidiaries as of the dates thereof or for the periods covered thereby, and (z) have been prepared in accordance with GAAP (provided that the Interim Financial Statements do not contain footnotes required by GAAP or changes of the type that are normal and recurring resulting from year-end adjustments the effect of which will not be material individually or in the aggregate). (b) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (subject, in the case of unaudited financial statements, to the absence of footnote disclosures and other presentation items and changes resulting from year-end adjustments) and to maintain asset accountability; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. The Company does not maintain any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the SEC. (c) Since January 1, 2018, there have been no internal investigations regarding financial reporting or accounting policies or practices at or with respect to the Company initiated at the direction of the chief executive officer or chief financial officer, or the Company Board or any committee of the Company Board. Since January 1, 2018, to the Knowledge of the Company, there are no material weaknesses or significant deficiencies in the internal controls over financial reporting of the Company, and, to the Knowledge of the Company, there are no deficiencies that would adversely affect the ability to prepare financial statements of the Company in conformity with GAAP in any material respect, subject to the customary exceptions with respect to unaudited financial statements. Section 4.07 Absence of Undisclosed Liabilities. There are no material Liabilities of the Company or the Company Subsidiaries other than Liabilities (a) specifically reflected and adequately reserved against on the Interim Financial Statements, the Financial Statements or the notes thereto, or (b) incurred since the Reference Balance Sheet Date included in the Interim Financial Statements in the ordinary course of business of the Company or the Company Subsidiaries. Section 4.08 Conduct in the Ordinary Course. Except as set forth on Schedule 4.08 of the Disclosure Schedules, (i) since December 31, 2019, the Company and the Company Subsidiaries have operated only in the ordinary course of business in all material respects and (ii) since the Reference Balance Sheet Date there has not been, with respect to the Company or the Company

ACTIVE 53233149v22 27 Subsidiaries, taken together, any event, occurrence or development that has had a Material Adverse Effect. Without limiting the foregoing, except as set forth on Schedule 4.08 of the Disclosure Schedules, since the Reference Balance Sheet Date until the date of this Agreement, the Company has not: (a) borrowed any amount or incurred or become subject to any material liabilities, other than liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business or disclosed on the Disclosure Schedules or borrowings from banks (or similar financial institutions) for ordinary course working capital requirements; (b) mortgaged, pledged or subjected to any material Encumbrances, other than Permitted Encumbrances, any material portion of its assets; (c) sold, assigned or transferred any material portion of the Company tangible assets other than in the ordinary course of business; (d) sold, assigned or, transferred or exclusively licensed any material Company Intellectual Property, except for any rights granted to the federal government or any agency thereof in the ordinary course of business; (e) other than as required by the Reorganization, issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities; (f) made any material capital investment in, or any material loan to, any other Person; (g) (i) declared, set aside or paid any non-cash dividend or made any non-cash distribution with respect to its capital stock or redeemed, purchased or otherwise acquired any of its capital stock, or (ii) declared or set aside any dividend payable after the Closing; (h) made any material capital expenditures or commitments therefor; (i) made any material loan to, or entered into any other material transaction with any of its directors, officers or employees; (j) experienced any damage, destruction or loss to any of its assets or property involving at least One Million Dollars ($1,000,000) per occurrence or Three Million Dollars ($3,000,000) in the aggregate and not covered by insurance; (k) accelerated, terminated, amended, modified or canceled any Material Contract required to be listed on Schedule 4.12 of the Disclosure Schedules; (l) materially increased the compensation (including bonuses) of its employees, officers, directors or natural independent contractors or established or materially amended any Plan;

ACTIVE 53233149v22 28 (m) made any change in any method of accounting or accounting practice or policy used by the Company or any Company Subsidiary, other than such changes required by GAAP or pursuant to any pronouncements issued by the Financial Accounting Standards Board; (n) issued or sold any equity securities; (o) effected any recapitalization, reclassification, equity dividend, equity split or like change in the capitalization of the Company or any Company Subsidiary; (p) incurred, assumed or guaranteed any Indebtedness of any kind other than in the ordinary course of business; (q) materially delayed, decreased or increased the rate of promotional or marketing expenditures; (r) (i) negotiated, modified, extended or entered into any Collective Bargaining Agreement, or (ii) recognized or certified any labor union, labor organization or other employee representative body; (s) waived the restrictive covenant obligations of any current or former employee, independent contractor or other service provider of the Company or any of the Company Subsidiaries; (t) (i) other than as contemplated by the Reorganization, made, changed or rescinded any material election relating to Taxes (including, without limitation, an entity classification election with respect to the Company or any Company Subsidiary), (ii) settled or compromised any material proceeding relating to Taxes, (iii) agreed to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of the Company or any Company Subsidiary, (iv) entered into any closing agreement with respect to any material amount of Tax or (v) amended any material Tax Return or abandoned any claim for a material Tax refund; (u) cancelled, compromised, settled or waived any Actions; or (v) entered into any Contract to do any of the actions referred to in clauses (a)- (u) above (except as otherwise required or permitted by the terms of this Agreement). Section 4.09 Litigation. Except as set forth on Schedule 4.09 of the Disclosure Schedules, there are no Actions and, since January 1, 2017, there have been no Actions, by or against the Company or the Company Subsidiaries affecting any of the Company or the Company Subsidiaries’ assets or businesses pending before any Governmental Authority (or, to the Knowledge of the Company, threatened to be brought by or before any Governmental Authority) that would, if determined adversely to the Company or the Company Subsidiaries, either singularly or in the aggregate with all such Actions, result in a material liability to the Company or the Company Subsidiaries. None of the Company, the Company Subsidiaries or any of the Company’s assets or properties are subject to, or involved in, any pending Actions (nor are there any such Actions threatened in writing to be imposed by any Governmental Authority) that could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions

ACTIVE 53233149v22 29 contemplated hereby or thereby. There is no outstanding Governmental Order binding on the Company, the Company Subsidiaries, the Company’s business or any of their assets, properties or employees as such that would, individually or in the aggregate, be material to the Company, the Company Subsidiaries or the Company’s business, taken as a whole. Section 4.10 Compliance with Laws. (a) Except with respect to compliance with Environmental Laws (as to which certain representations and warranties are set forth in Section 4.11), each of the Company and the Company Subsidiaries is in compliance in all material respects with all Laws and Governmental Orders applicable to it and its respective assets and businesses, and during the past three (3) years, the Company has not received any written notice of a violation or alleged violation of any such Law or Governmental Order, and to the Knowledge of the Company, no investigation with respect to any such violation or alleged violation is being undertaken by any Governmental Authority. (b) Each of the Company and the Company Subsidiaries currently has all Permits which are required for the operation of the Company’s and the Company Subsidiaries’ business as presently conducted. None of the Company or the Company Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation), in any material respect, of any term, condition or provision of any Permit to which it is a party. (c) Except as set forth on Schedule 4.10(c)(i) of the Disclosure Schedules, the Company and the Company Subsidiaries are, and since January 1, 2015, have been, in compliance, in all material respects, with all United States and foreign import, export and Sanctions Laws, including, without limitation, the U.S. Arms Export Control Act and International Traffic in Arms Regulations; the U.S. Export Administration Act, the U.S. Export Control Reform Act of 2018 and Export Administration Regulations; and statutes, regulations and Executive Orders administered by OFAC or the U.S. Department of State. Except as set forth on Schedule 4.10(c)(ii) of the Disclosure Schedules, the Company has not manufactured, exported or re-exported “defense articles” or furnished “defense services” or “technical data” to foreign nationals in the United States or abroad, as those terms are defined in 22 Code of Federal Regulations Sections 120.6, 120.9 and 120.10, respectively. Without limiting the foregoing sentences, (A) the Company and the Company Subsidiaries have obtained all export licenses, registrations, commodity classifications and other approvals to the extent required, for their exports of products, equipment, software and technology, including release or disclosure of technical information to foreign nationals in the United States or elsewhere and have complied with the terms of any such licenses and approvals and (B) to the Knowledge of the Company, there are no pending or threatened Actions, against or pertaining to the Company or the Company Subsidiaries with respect to such Laws, including import or export laws or Sanctions or conditions or circumstances that would reasonably be expected to give rise to any future claims for violations of such Laws, including import or export laws or Sanctions. None of the Company, the Company Subsidiaries or any directors, officers, or employees of the Company or any of the Company Subsidiaries is a Sanctioned Person. The Company and the Company Subsidiaries have, since January 1, 2015, had in place adequate controls and systems to ensure compliance in all material respects with applicable laws pertaining to import and export laws and Sanctions in each of the jurisdictions in which the Company or the Company Subsidiaries do, or in the past have done, business. None of

ACTIVE 53233149v22 30 (A) the purchase and sale of the Shares, (B) the execution, delivery and performance of this Agreement or (C) the consummation of any transaction contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will result in a violation by the Company or any of the Company Subsidiaries, of any of the applicable Sanctions. (d) Since January 1, 2015, the Company and the Company Subsidiaries have been in compliance with the U.S. Foreign Corrupt Practices Act. of 1977, as amended (the “FCPA”), and any other applicable anti-bribery or anti-corruption law, rule or regulation. Since January 1, 2015, the Company and Company Subsidiaries have not received any oral or written notification of or correspondence relating to any investigations, audits, reports, allegations or the like of potential violations of the FCPA or any other applicable anti-bribery or anti-corruption law. Since January 1, 2015, the Company and the Company Subsidiaries have maintained and implemented a system of internal controls to ensure compliance with the FCPA and any other applicable anti-bribery or anti-corruption law. Section 4.11 Environmental Matters. (a) The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Environmental Laws; (b) there are no written claims pursuant to any Environmental Law pending or, to the Knowledge of the Company, threatened, against the Company or the Company Subsidiaries and there are no facts, conditions, or circumstances, including the presence of any Hazardous Material or violation of any Environmental Law that could be reasonably expected to form the basis of any such claim; and (c) the Company has made available for inspection to Purchaser copies and results of any reports, data, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments), correspondence, studies, analyses, tests or monitoring in the possession of or reasonably available to the Company or any of the Company Subsidiaries pertaining to: (i) any unresolved liability under Environmental Laws; (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any Company Subsidiaries; or (iii) the Company’s or any Company Subsidiaries’ compliance with applicable Environmental Laws. Section 4.12 Material Contracts. (a) Except for Government Contracts (which are addressed in Section 4.13), Schedule 4.12(a) of the Disclosure Schedules lists each of the following Contracts of the Company and the Company Subsidiaries existing as of the date of this Agreement (and, to the extent that a Material Contract is oral, such section of the Disclosure Schedules contains an accurate description of the material terms thereof) (collectively, the “Material Contracts”): (i) any Contract for the purchase or sale of personal property, with any supplier or for the furnishing of services to the Company or the Company Subsidiaries or by the Company or the Company Subsidiaries under the terms of which the Company or the Company Subsidiaries, as applicable: (A) is likely to involve consideration of more than One Hundred Thousand Dollars ($100,000) in the aggregate during the calendar year ended December 31, 2020, or (B) is likely to involve consideration of more than Two Hundred Thousand Dollars ($200,000) in the aggregate over the remaining term of such contract;

ACTIVE 53233149v22 31 (ii) any Contract with independent contractors or consultants (or similar arrangements) and which is not cancelable by the Company or the Company Subsidiaries (as applicable) without penalty or further payment and without more than thirty (30) days’ notice; (iii) any Contract that sets forth the terms of a joint venture, partnership or other similar arrangement, and any stockholders agreement or similar Contract among the Company or the Company Subsidiaries on the one hand and its members or stockholders on the other; (iv) any Contract that (A) limits or purports to limit the ability of the Company or the Company Subsidiaries to compete in any line of business or with any Person or in any geographic area or to provide services generally or in any market segment or any geographic area or (B) during any period of time or grants “most favored nation” status or a right of first refusal to any other Person; (v) any Contract that grants an Encumbrance, other than a Permitted Encumbrance, on any material asset of the Company or the Company Subsidiaries; (vi) any Contract (or series of related Contracts) that provides for the disposition of any material asset of the Company or the Company Subsidiaries, in each case outside the ordinary course of business (whether by merger, sale or purchase of stock, sale or purchase of assets or otherwise), that contains express representations, covenants, indemnities or other obligations that are still in effect; (vii) any Contract (or series of related Contracts) for the acquisition (whether by merger, sale or purchase of stock, sale or purchase of assets or otherwise) of the business or capital stock of a third-party or assets which would, after such acquisition, be material to the business of the Company and the Company Subsidiaries, taken as a whole; (viii) any Contract relating to Indebtedness of the Company or the Company Subsidiaries involving more than One Hundred Thousand Dollars ($100,000); (ix) any Contract under which the Company or a Company Subsidiary guarantees any liabilities or obligations of any other Person; (x) any Contract (excluding the Company’s form offer letters) for the employment of any person by the Company; (xi) any Contract requiring capital expenditures after the date of this Agreement in an amount in excess of One Hundred Thousand Dollars ($100,000) in any calendar year; (xii) any Collective Bargaining Agreement;

ACTIVE 53233149v22 32 (xiii) any Contract that provides for a settlement, conciliation or similar arrangement in connection with any proceeding or threatened Action, which includes any non-monetary remedies or pursuant to which the Company or the Company Subsidiaries are required to make any payments in excess of One Hundred Thousand Dollars ($100,000) after the Closing; (xiv) any Contract between or among the Company or the Company Subsidiaries, on one hand, and any Seller Member or any Affiliate of a Seller Member (other than the Company or the Company Subsidiaries), on the other hand; (xv) any Company IP Agreements other than commercially available, off-the-shelf computer software licensed pursuant to shrink-wrap or click-wrap licenses pursuant to which one-time or aggregate fees of less than One Hundred Thousand Dollars ($100,000) are or were payable; (xvi) any lease relating to the Leased Real Property; (xvii) any Contract that provides for unlimited liability on behalf of the Company or the Company Subsidiaries or that provide for the Company or the Company Subsidiaries to pay upon the occurrence of certain events (as liquidated damages) an amount in excess Fifty Thousand Dollars ($50,000); and (xviii) any Contract providing for any retention, change of control or other extraordinary compensation payments to any officer, director, natural independent contractor or employee of the Company or any Company Subsidiary. (b) Each Material Contract is valid and binding on the parties thereto and is in full force and effect (subject to the Enforceability Exceptions). None of the Company or the Company Subsidiaries that is a party to a Material Contract is in material breach of, or in material default under, such Material Contract. (c) No other party to any Material Contract, to the Knowledge of the Company, is in breach or violation thereof or in default thereunder, and there does not exist, to the Knowledge of the Company, any event, occurrence or condition, which (after notice, passage of time or both) would constitute or give rise to any such breach or default thereunder. The Company has not received any notice of termination, cancellation, breach or default under any Material Contract. (d) Schedule 4.12(a) of the Disclosure Schedules sets forth an accurate and complete list of the Material Contracts. The Company has provided or made available to Purchaser true and complete copies of all Material Contracts (together with all amendments, modifications or supplements thereto). Section 4.13 Government Contracts. (a) For purposes of this Section 4.13, the following terms have the following meanings:

ACTIVE 53233149v22 33 (i) The term “Government Contract” includes any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, task order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto, awarded (A) to the Company or the Company Subsidiaries by the U.S. Government or a non-U.S. Governmental Authority or by a prime contractor or higher-tier subcontractor under such Government Contracts, or (B) by the Company or the Company Subsidiaries under such Government Contracts to a subcontractor at any tier. (ii) The term “Other Government Contract”, when used specifically, means any prime contract with the U.S. Government held by another prime contractor or higher-tier subcontractor under which the Company or the Company Subsidiaries is a subcontractor or lower-tier subcontractor thereto. (b) Schedules 4.13(b)(i), 4.13(b)(ii) and 4.13(b)(iii) of the Disclosure Schedules, respectively, set forth a complete and accurate record of (i) all of the Company’s and the Company Subsidiaries’ Government Contracts the period of performance of which has not yet expired or been terminated and for which final payment has not been received as of the date of this Agreement; (ii) all of the Company’s and the Company Subsidiaries’ quotations, bids and proposals for Government Contracts outstanding as of the date of this Agreement; and (iii) all of the Company’s and the Company Subsidiaries’ Government Contracts which, to the Knowledge of the Company, are currently or are likely to experience cost, schedule, technical or quality problems resulting from actions or inactions by the Company or the Company Subsidiaries that could result in claims against the Company or the Company Subsidiaries (or their respective successors in interest) by the U.S. Government, a prime contractor or a higher-tier subcontractor. (c) The Company has provided or made available to Purchaser true and complete copies of all Government Contracts, quotations, bids and proposals listed in Schedules 4.13(b)(i) and 4.13(b)(ii) of the Disclosure Schedules. (d) All of the Company’s and the Company Subsidiaries’ Government Contracts listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules (i) to the Knowledge of the Company, were legally awarded, and are binding on the other parties thereto (subject to the Enforceability Exceptions), and (ii) to the Knowledge of the Company, are binding on the Company or the Company Subsidiaries, as applicable, and are in full force and effect (subject to the Enforceability Exceptions). To the Knowledge of the Company, such Government Contracts (or, where applicable, the Other Government Contracts under which such Government Contracts were awarded) are not currently the subject of bid or award protest proceedings. (e) Each of the Company and the Company Subsidiaries has complied in all material respects with all statutory and regulatory requirements where and as applicable to each of the Company’s and the Company Subsidiaries’ Government Contracts and each of the Company’s and the Company Subsidiaries’ quotations, bids and proposals for Government Contracts. (f) Each of the Company and the Company Subsidiaries has complied in all materials respects with all material terms and conditions, including all clauses, provisions, specifications and quality assurance, testing and inspection requirements of the Company’s and

ACTIVE 53233149v22 34 the Company Subsidiaries’ Government Contracts, whether incorporated expressly, by reference or by operation of Law. (g) All facts (but excluding, for the avoidance of doubt, any forward-looking statements) set forth in or acknowledged by any representations, certifications or disclosure statements made or submitted by or on behalf of the Company or the Company Subsidiaries in connection with each of the Company’s and the Company Subsidiaries’ Government Contracts and each of the Company’s and the Company Subsidiaries’ quotations, bids and proposals for Government Contracts were true and accurate as of the date of submission in all material respects. (h) Each of the Company and the Company Subsidiaries has complied in all material respects with all applicable representations, certifications and disclosure requirements under each of the Company’s and the Company Subsidiaries’ Government Contracts and each of the Company’s and the Company Subsidiaries’ quotations, bids and proposals for Government Contracts. (i) All of the written past performance evaluations submitted to the Contractor Performance Assessment Reporting System which have been provided to the Company or the Company Subsidiaries during the three (3) years immediately preceding the date of this Agreement have been made available to Purchaser. (j) None of the U.S. Government, any prime contractor or higher-tier subcontractor under a Government Contract, or any other Person has notified the Company or the Company Subsidiaries in writing of any actual or alleged violation or breach of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification of any Government Contract listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules. (k) To the Knowledge of the Company, no facts exist which could give rise to a claim for price adjustment under the Truth in Negotiations Act or to any other request for a reduction in the price of any of the Company’s or the Company Subsidiaries’ Government Contracts listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules. (l) None of the Company or the Company Subsidiaries has received or, to the Knowledge of the Company, is aware of any show cause, cure, deficiency, default or similar notice relating to any of the Government Contracts listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules. (m) None of the Company’s or the Company Subsidiaries’ Government Contracts has been terminated for default. (n) None of the Company or the Company Subsidiaries has received written notice terminating any of the Government Contracts listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules for convenience or advising of an intention to terminate any of such Government Contracts for convenience. (o) There are no outstanding claims or disputes relating to Government Contracts listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules that

ACTIVE 53233149v22 35 have been asserted by the Company or the Company Subsidiaries or, to the Knowledge of the Company, by the U.S. Government, any prime contractor, any higher-tier subcontractor or any third-party against the Company or the Company Subsidiaries and, to the Knowledge of the Company, no facts or allegations exist that could give rise to such a claim or dispute in the future. (p) The Company and the Company Subsidiaries have not been and are not now suspended, debarred or proposed for suspension or debarment from the award of any Government Contracts as a prime contractor or subcontractor. (q) To the Knowledge of the Company, the Company and the Company Subsidiaries have not undergone and are not undergoing any audit, review, inspection, investigation, survey or examination of records relating to the Government Contracts listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules, other than in the ordinary course of business, and, to the Knowledge of the Company, there is no reasonable basis for any such audit, review, inspection, investigation, survey or examination of records, other than in the ordinary course of business. (r) The Company and the Company Subsidiaries have not been and are not now, to the Knowledge of the Company, under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to the Company’s or the Company Subsidiaries’ Government Contracts or quotations, bids and proposals for Government Contracts. (s) The Company and the Company Subsidiaries have not been and are not now party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to the Company’s or the Company Subsidiaries’ Government Contracts or quotations, bids and proposals for Government Contracts. (t) The Company and the Company Subsidiaries have made no payment, directly or indirectly, to any Person in violation of applicable U.S. Government procurement laws, including (but not limited to) laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments. (u) None of the U.S. Government, any prime contractor or higher-tier subcontractor under a Government Contract has withheld or set off, or attempted to withhold or set off, monies due to the Company or the Company Subsidiaries under any of the Company’s or the Company Subsidiaries’ Government Contracts. (v) The Company’s and the Company Subsidiaries’ cost accounting systems comply in all material respects with all applicable government procurement statutes and regulations and with the requirements of all of the Company’s and the Company Subsidiaries’ Government Contracts. (w) The Company and the Company Subsidiaries have each complied in all material respects with all applicable requirements under each Government Contract relating to the safeguarding of and access to classified information, and to the Knowledge of the Company, no facts currently exist which are reasonably likely to give rise to the revocation of any security clearance of the Company, the Company Subsidiaries or any employee of the Company or the

ACTIVE 53233149v22 36 Company Subsidiaries. The Company and the Company Subsidiaries have each complied in all material respects with the applicable provisions of DFARS Clauses 252.204-7008 and 252.204- 7012, FAR Clause 52.204-21, or other applicable Governmental Authority regulations governing the safeguarding of confidential unclassified information, and to the Knowledge of the Company, no facts or circumstances exist that would give rise to a violation of any such provisions. (x) None of the U.S. Government, any prime contractor or higher-tier subcontractor under a Government Contract listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules has questioned or disallowed any costs claimed by the Company or the Company Subsidiaries under any such Government Contract. (y) The Company and the Company Subsidiaries have not made any assignments of the Government Contracts listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules or of any interests in such Government Contracts. The Company and the Company Subsidiaries have not entered into any financing arrangements with respect to the performance of any Government Contract listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules. (z) The Company has made available to Purchaser lists of all U.S. Government property which has been provided to the Company or the Company Subsidiaries pursuant to Government Contracts listed (or required to be listed) in Schedule 4.13(b)(i) of the Disclosure Schedules and which, as of the date of this Agreement, is in the Company’s or the Company Subsidiaries’ possession. (aa) Schedule 4.13(aa) of the Disclosure Schedules identifies: (i) each Government Contract in which the Company or the Company Subsidiaries, represented, individually or as a member of a joint venture, that it was a small business concern, a small disadvantaged business, a service-disabled, veteran-owned small business concern, a veteran- owned small business concern, a “protégé” under a mentor-protégé agreement or program, or had or qualified for any other preferential status or other “set aside” status (collectively, a “Preferred Bidder Status”); and (ii) for each such Government Contract, the applicable Preferred Bidder Status. (bb) None of the Company, the Company Subsidiaries or, to the Knowledge of the Company, any employee, agent or other Person affiliated with the Company or the Company Subsidiaries, has ever (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees (including, without limitation, school district officials or employees) or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any campaign contribution made by the Company or the Company Subsidiaries (or made by any Person acting on their behalf) which is in violation of any applicable Law, or (iv) violated any provision of the FCPA, any federal or state campaign finance law or regulation, any other anti-bribery law or any U.S. anti-money laundering law. (cc) The representations and warranties set forth in this Section 4.13 are the sole and exclusive representations and warranties regarding matters relating to Government Contracts.

ACTIVE 53233149v22 37 Section 4.14 Intellectual Property. (a) Schedule 4.14(a) of the Disclosure Schedules sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications and domain names included in the Company Intellectual Property, (ii) all Company IP Agreements, other than commercially available, off-the- shelf computer software licensed pursuant to shrink-wrap or click-wrap licenses, and (iii) other Company Intellectual Property material to the Company and the Company Subsidiaries, taken as a whole. (b) Each of the Company and the Company Subsidiaries, as applicable, is the exclusive owner of the entire right, title and interest in and to the Company Intellectual Property, free from any and all Encumbrances, other than Permitted Encumbrances, and any of the Company or the Company Subsidiaries using Licensed Intellectual Property in connection with the operation of its business has a valid license to use the Licensed Intellectual Property. Each of the Company and the Company Subsidiaries, as applicable, is entitled to use all Company Intellectual Property and Licensed Intellectual Property in the continued operation of its business without limitation, subject only to the terms of the Company IP Agreements. The Company Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part. (c) Schedule 4.14(c) of the Disclosure Schedules sets forth a complete and accurate list of all Company Software from which the Company or the Company Subsidiaries derive any material revenue or is otherwise material to the operations of the Company and the Company Subsidiaries, taken as a whole. Except as set forth in Schedule 4.14(c) of the Disclosure Schedules, (i) no Open Source Software that is made available to end-user customers is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the development, maintenance, operation, delivery or provision of any Company Software, in each case, in a manner that requires or obligates the Company or the Company Subsidiaries to disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) the source code for any Company Software and (ii) the Company and the Company Subsidiaries have not disclosed any source code for any material Company Software to any third- party, and no Person other than the Company or one of the Company Subsidiaries is in possession of, has access to, or has any right, title or interest in (including, for clarity, contingent rights such as through escrow arrangements), any such source code. (d) Each current and former employee, officer, consultant and contractor of the Company and of each of the Company Subsidiaries that develops or otherwise creates, or has developed or otherwise created, Intellectual Property for the Company or the Company Subsidiaries has executed a valid, written proprietary information and inventions agreement irrevocably assigning to the Company or the applicable Company Subsidiary any and all of such Person’s right, title and interest in and to any Intellectual Property that was created, developed, reduced to practice, contributed to, modified or improved by such Person within the scope of such Person’s employment or engagement with the Company or the applicable Company Subsidiary and no such Person has made any material exclusion therefrom relating to the business of the Company and the Company Subsidiaries.

ACTIVE 53233149v22 38 (e) The conduct of the Company’s and the Company Subsidiaries’ business as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property of any third-party, and (i) no Action alleging any of the foregoing is pending or threatened, and (ii) no Claim has been threatened or asserted against the Seller, the Seller Members, the Company or the Company Subsidiaries alleging any of the foregoing. To the Knowledge of the Company, no Person is engaging in any activity that infringes, misappropriates or otherwise violates the Company’s or the Company Subsidiaries’ right, title and interest in and to Company Intellectual Property. (f) No Company Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property. (g) No Governmental Authority or employee or customer of the Company or the Company Subsidiaries has claimed in writing that the Company or the Company Subsidiaries have engaged in any information or data privacy violation or otherwise made claims in writing relating to any information or data security breach. (h) All Company IT Systems operate and perform in a manner that is sufficient for the operation of the business as currently conducted by the Company or the Company Subsidiaries using such Company IT System. Except as set forth on Schedule 4.14(h) of the Disclosure Schedules, in the past three (3) years, there has been no malfunction, failure, continued substandard performance, denial-of-service or other cyber incident, including any cyberattack, information or data security breach or other impairment of the Company IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of the Company and the Company Subsidiaries, taken as a whole. The Company and the Company Subsidiaries have taken all commercially reasonable steps to safeguard the confidentiality, availability, security and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements. To the Knowledge of the Company, no Software included in the Company IT Systems or Company Intellectual Property contains any virus or other device or feature designed to disrupt, disable, or otherwise impair the functioning of any such Company IT System, Software or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device” or other code or routines that permit unauthorized access or use of any of the Company’s or the Company Subsidiaries’ IT Systems, Software or data, or the unauthorized disablement or erasure of Software or data. Section 4.15 Real Property. (a) None of the Company or the Company Subsidiaries owns any real property. Schedule 4.15(a) of the Disclosure Schedules lists the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property. There has not been any sublease or assignment entered into by the Company or the Company Subsidiaries in respect of the leases relating to the Leased Real Property. None of the Company or the Company Subsidiaries is in default under any lease nor, to the Knowledge of the Company, has any event occurred with respect to the Company, the applicable Company Subsidiary or any other contracting parties under any Leased Real Property that with notice or the passage of time would result in a default or breach under such lease. The

ACTIVE 53233149v22 39 Company’s or the Company Subsidiaries’ possession and quiet enjoyment, as applicable, of the Leased Real Property has not been disturbed and, to the Knowledge of the Company, there are no material disputes with respect to the Company’s or the Company Subsidiaries’ leases for the Leased Real Property. (b) Except as described on Schedule 4.15(b) of the Disclosure Schedules, to the Knowledge of the Company, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Leased Real Property (the “Improvements”) are in a condition sufficient to enable the Leased Real Property to continue to be used and operated in the manner currently being used by the Company or applicable Company Subsidiary. To the Knowledge of the Company, there are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, materially interfere with the Company’s use of the Leased Real Property in the ordinary course of business. (c) Except as described on Schedule 4.15(c) of the Disclosure Schedules, all of the land, buildings, structures and other improvements used by the Company or the Company Subsidiaries in the conduct of its business are included in the Leased Real Property. Except as described on Schedule 4.15(c) of the Disclosure Schedules, to the Knowledge of the Company, there is no pending or threatened condemnation or other eminent domain proceeding affecting any Leased Real Property or any sale or other disposition of any Leased Real Property in lieu of condemnation. To the Knowledge of the Company, no Leased Real Property has suffered any material damage by fire or other casualty that has not been completely repaired and restored. (d) Except as described on Schedule 4.15(d) of the Disclosure Schedules, to the Knowledge of the Company, the Company or the Company Subsidiaries’ use and occupancy of the Leased Real Property is in material compliance with all Laws and all applicable insurance requirements, including those pertaining to zoning matters and the Americans with Disabilities Act, and conforms to all such Laws on a current basis without reliance on any variance or other special limitation or conditional or special use Permit. Section 4.16 Tangible Personal Property. Each of the Company and the Company Subsidiaries owns good title to, or holds pursuant to valid and enforceable leases, all of the material personal property used in the operation of its business as currently conducted, free and clear of all Encumbrances other than Permitted Encumbrances. All such personal property is in good working order and condition and is suitable and sufficient for the purposes for which such assets are used (subject to normal wear and tear). Section 4.17 Employee Benefit Matters. (a) Schedule 4.17(a) of the Disclosure Schedules lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, option, stock purchase, profits interest, restricted stock, phantom equity, annual or long-term incentive compensation, commissions, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, fringe or other benefit plans, programs or arrangements, and all employment, termination, change in control, retention, severance or other Contracts, whether written or verbal, to which the Company or any

ACTIVE 53233149v22 40 trade or business, whether or not incorporated (each, an “ERISA Affiliate”), that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA, is a party, with respect to which the Company or any ERISA Affiliate has or may have any obligation or which are maintained, contributed to (or required to be contributed to) or sponsored by the Company or an ERISA Affiliate for the benefit of any current or former employee, officer, manager or director of the Company or an ERISA Affiliate (collectively, the “Plans”). Except for the Multiemployer Plans (as defined below), no Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Except with respect to Multiemployer Plans, Purchaser has been provided copies of each Plan and a copy of each material document prepared in connection with each such Plan, including, if applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination or opinion or advisory letter with respect to each such Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under Section 401(a) of the Code, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Other than as set forth on Schedule 4.17(a) of the Disclosure Schedules, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which any of the Company or the Company Subsidiaries is a party, with respect to which any of the Company or the Company Subsidiaries has any obligation or which are maintained, contributed to or sponsored by the Company or the Company Subsidiaries for the benefit of any current or former employee, officer, manager or director of the Company or the Company Subsidiaries. (b) Except as set forth on Schedule 4.17(b) of the Disclosure Schedules, none of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA, a “Multiemployer Plan”). No Plan is a plan described in Section 4063 or 4064 of ERISA. No Plan provides, and none of the Company or any of its ERISA Affiliates has promised to provide, post- termination, post-ownership, or retiree health or welfare benefits to any Person, other than as required under Section 4980B of the Code or other similar state law (for which the covered Person pays the full cost of coverage). (c) Except as set forth on Schedule 4.17(c) of the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. There is no agreement, plan or other arrangement to which the Company or any ERISA Affiliate is a party or by which any of them is otherwise bound to compensate any employee, director, manager, officer or individual service provider of the Company or any ERISA Affiliate in respect of taxes imposed pursuant to Section 409A or 4999 of the Code. (d) Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof. Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. Each of the Company and the Company Subsidiaries has performed all material obligations required to be performed by it under and is not

ACTIVE 53233149v22 41 in any material respect in default under or in material violation of, and to the Knowledge of the Company, there is no material default or violation by any party to, any Plan. No Action is pending or, to the Knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the Knowledge of the Company, no fact or event exists that could give rise to any such Action. (e) Each Plan that is intended to be qualified under Sections 401(a) or 401(k) of the Code has timely received a favorable determination letter, advisory letter or opinion letter from the IRS upon which the Company is entitled to rely under IRS pronouncements, that such plan is, and such plan and its related trust are in fact, qualified under Section 401(a) of the Code and the related trusts are exempt from federal income tax under Section 501(a) of the Code and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to cause the loss of such qualification. (f) To the Knowledge of the Company, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. None of the Company or the Company Subsidiaries has incurred any liability for any penalty or tax arising under Sections 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA. None the Company or the Company Subsidiaries has incurred any liability under, arising out of or by operation of Title IV of ERISA, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the complete or partial withdrawal from any Multiemployer Plan, and no fact or event exists that could reasonably be expected to give rise to any such liability. No reportable event (within the meaning of Section 4043 of ERISA) has occurred with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company or the Company Subsidiaries are the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; and the Company has not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code. (g) Each Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent such Section and such guidance have been applicable to such Plan. Section 4.18 Employee and Labor Matters. (a) Except as set forth on Schedule 4.18(a) of the Disclosure Schedules, none of the Company or the Company Subsidiaries is party to, bound by or in the process of negotiating any collective bargaining agreement or other labor-related agreement or arrangement with any labor union, labor organization or other employee representative body (each, a “Collective Bargaining Agreement”) applicable to employees of the Company or the Company Subsidiaries, and no employees of the Company or the Company Subsidiaries are represented by any labor union or other labor organization with respect to their employment with the Company or any of the Company Subsidiaries. To the Knowledge of the Company, there currently are no organizational

ACTIVE 53233149v22 42 campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or the Company Subsidiaries. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any Collective Bargaining Agreement to which any of the Company or the Company Subsidiaries is a party or bound, and the Company and the Company Subsidiaries have satisfied any pre-signing notice obligations arising under any Collective Bargaining Agreement. There are no, and since January 1, 2016, there have been no, actual, or to the Knowledge of the Company, threatened, unfair labor practice charges, unfair labor practice complaints, material arbitrations, material labor grievances, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other labor disputes against or affecting the Company or the Company Subsidiaries. (b) (i) The Company and the Company Subsidiaries are, and since January 1, 2016, have been, in compliance, in all material respects, with all applicable Laws relating to the employment and employment practices, including those related to terms and conditions of employment, wages, hours, collective bargaining, worker classification, child labor, immigration, discrimination, harassment, retaliation, disability rights or benefits, equal opportunity, pay equity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, unemployment insurance, and the payment and withholding of Taxes and other sums; (ii) there is no claim with respect to payment of wages, salary or overtime pay that is pending, or to the Knowledge of the Company, has been asserted or threatened, before any Governmental Authority with respect to any Persons currently or formerly employed by the Company or the Company Subsidiaries; (iii) there is no Action with respect to a violation of any occupational safety or health standard that is pending, or to the Knowledge of the Company, has been asserted or threatened with respect to the Company or the Company Subsidiaries; (iv) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which is pending, or to the Knowledge of the Company, has been asserted or threatened, before the United States Equal Employment Opportunity Commission, or any other Governmental Authority; (v) no “plant closing” or “mass layoff” under the Worker Adjustment and Retraining Notification Act of 1988, as amended, with respect to employees of the Company or the Company Subsidiaries has occurred since January 1, 2020, or is contemplated to be undertaken by any of the Company or the Company Subsidiaries following the date hereof and prior to the Closing; (vi) each individual who is currently providing services to the Company or any of the Company Subsidiaries through a third-party service provider, or who previously provided services to the Company or any of the Company Subsidiaries through a third-party service provider, is not or was not an employee of the Company or any of the Company Subsidiaries; and (vii) none of the Company or the Company Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other company. (c) None of the Company or the Company Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or any of the Company Subsidiaries that involves allegations relating to discrimination or sexual harassment by either (i) an officer of the Company or any of the Company Subsidiaries or (ii) an employee of the Company or any of the Company Subsidiaries at the level of vice president or above. In the last five (5) years, there have been no allegations of (A) discrimination or sexual harassment made against (1) any officer of the Company or any of the Company Subsidiaries or

ACTIVE 53233149v22 43 (2) an employee of the Company or any of the Company Subsidiaries at the level of vice president or above or (B) a workplace culture that encourages or is conducive to the foregoing. (d) To the Knowledge of the Company, no employee of the Company or any of the Company Subsidiaries is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or any of the Company Subsidiaries or (ii) to a former employer of any such employee relating to (A) the right of any such employee to be employed by the Company or any of the Company Subsidiaries or (B) the knowledge or use of trade secrets or proprietary information. (e) The Company and the Company Subsidiaries are not and have not been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or any other applicable Law requiring affirmative action or other employment related actions for government contractors or subcontractors, or (iii) otherwise required to maintain an affirmative action plan. Section 4.19 Certain Interests. (a) No Seller Member or direct or indirect equityholder, officer, manager or director of the Company or the Company Subsidiaries and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any Seller Member or any member, officer, manager or director of the Company or the Company Subsidiaries: (i) has any direct or indirect financial interest in any supplier or customer of the Company or the Company Subsidiaries; provided, however, that the ownership of securities representing no more than two percent (2%) of the outstanding voting power of any supplier or customer and that are also listed on any national securities exchange, shall not be deemed to be a “financial interest” so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer; (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property that the Company or the Company Subsidiaries use or have used in the conduct of their business or otherwise; or (iii) has outstanding any Indebtedness to the Company or the Company Subsidiaries. (b) None of the Company or the Company Subsidiaries has Liability of any nature whatsoever to any Seller Member or to any member, officer, manager or director of the Company or the Company Subsidiaries or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any Seller Member or any member, officer, manager or director of the Company or the Company Subsidiaries. Section 4.20 Taxes.

ACTIVE 53233149v22 44 (a) (i) All income and other material Tax Returns required to be filed by the Company and the Company Subsidiaries (each, a “Taxpayer” and together, the “Taxpayers”) have been timely filed (taking into account any valid extensions of time within which to file), and all such Tax Returns are true, complete and correct in all material respects; (ii) the Taxpayers are not currently the beneficiaries of any extension of time within which to file any material Tax Return, other than automatic statutory extensions of time to file Tax Returns obtained in the ordinary course of business; (iii) all material Taxes due and owing by the Taxpayers, whether or not shown on any Tax Return, have been timely paid in full; (iv) no extensions or waivers of statutes of limitations have been given or requested with respect to any material Tax Return of any Taxpayer; (v) there are no ongoing audits, actions, assessments, suits, claims, investigations or other legal proceedings pending or proposed against or with respect to any Taxpayer by any Taxing Authority in respect of any material Tax or material Tax Return; and (vi) no power of attorney has been granted with respect to any matter relating to Taxes payable by or with respect to any Taxpayer that is currently in force. (b) None of the Taxpayers is a party to or bound by any Tax allocation, indemnification or sharing agreement (other than any such agreement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes). (c) All material Taxes required to have been withheld and paid by any Taxpayer under applicable Law, including in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third-party, have been timely withheld and paid to the appropriate Taxing Authority, and all IRS Forms W-2 and 1099 and other applicable forms required with respect thereto have been properly completed and timely filed in all material respects. (d) There are no Encumbrances with respect to Taxes (other than Permitted Encumbrances) on any of the assets of the Company or the Company Subsidiaries. (e) Since January 1, 2016, no claim has been made by a Taxing Authority in a jurisdiction where Tax Returns are not filed or Taxes are not paid by or with respect to any Taxpayer that such a Tax Return is required to be filed or such Taxes are required to be paid. None of the Taxpayers has had a permanent establishment in any country other than the United States. (f) None of the Taxpayers has participated or engaged in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any comparable, analogous or similar provision of non-U.S. Law). (g) None of the Taxpayers (i) is or has ever been a member of any U.S. federal “affiliated group” (as defined in Section 1504 of the Code) or state, local or non-U.S. consolidated, combined, unitary or analogous group or (ii) has any liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any analogous, comparable or similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract, or otherwise. (h) None of the Taxpayers shall be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as

ACTIVE 53233149v22 45 described in Section 7121 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Law), (ii) intercompany transaction or excess loss account, in each case as described in Section 1502 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Law), (iii) installment sale or open transaction disposition, (iv) use of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, or the cash method of accounting, in each case, with respect to any transaction undertaken prior to the Closing, (v) adjustment under Section 481 of the Code relating to any change in method of accounting made prior to the Closing or use of an improper method of accounting prior to the Closing or (vi) prepaid amount received on or prior to the Closing Date. (i) The Company has not distributed stock of another Person, or had its Shares distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Law). (j) All related party transactions involving the Company or the Company Subsidiaries are at arm’s-length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any comparable, analogous or similar provision of state, local or non-U.S. Law. Each Taxpayer has maintained in all respects all necessary documentation in connection with such related party transactions in accordance with Section 482 of the Code and the Treasury Regulations promulgated thereunder (or any comparable, analogous or similar provision of state, local or non-U.S. Law). (k) No closing agreements (as described in Section 7121 of the Code or any comparable, analogous or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or requested by or with respect to any Taxpayer. (l) The Company has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times since March 17, 2017 and through the day immediately before the Reorganization. The Seller has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times since the Reorganization and will remain so through the later of (i) the Closing Date and (ii) December 31, 2020. None of the Seller, the Company or the Seller Members has taken any action since March 17, 2017 that would have caused the Company or the Seller (as the case may be) to lose its status as an S corporation as defined in Sections 1361 and 1362 of the Code. None of the Seller, the Company or any “qualified Subchapter S Subsidiary” of the Company within the meaning of Section 1361(b)(3)(B) of the Code has (i) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary. Except as set forth on Schedule 4.20(l) of the Disclosure Schedules, the Company has no built-in gains under Code Section 1374. (m) The Reorganization qualified as a tax-free reorganization under Section 368(a)(1)(F) of the Code. The Company has been a validly electing “qualified Subchapter S Subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and analogous provisions

ACTIVE 53233149v22 46 of state and local Law) since the Reorganization and will remain so through the Closing Date. At all times since the dates set forth on Schedule 4.20(m) of the Disclosure Schedules, each Company Subsidiary has been a validly electing “qualified Subchapter S Subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and analogous provisions of state and local Law) or a “disregarded entity” within the meaning of Section 301.7701-3(b)(1)(ii) of the Regulations. Schedule 4.20(m) of the Disclosure Schedules sets forth the tax classifications of the Company and each Company Subsidiary. (n) The Company does not have any liability under Section 1375 of the Code (or corresponding provisions of state or local Law). (o) The representations and warranties set forth in Section 4.08(t), Section 4.17 and this Section 4.20 are the sole and exclusive representations and warranties regarding Taxes. Section 4.21 Insurance. The Company and the Company Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance covering the Company and the Company Subsidiaries, and their assets and properties as set forth on Schedule 4.21 of the Disclosure Schedules (the “Company Insurance Policies”). The Company Insurance Policies are in full force and effect in all material respects and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. None of the Company or any of the Company Subsidiaries has received any notice from any insurer under any of the Company Insurance Policies canceling or materially and adversely amending any such policy or denying renewal of coverage thereunder, and all premiums on such insurance policies due and payable to date have been paid in full. Section 4.22 Bank Accounts. Schedule 4.22 of the Disclosure Schedules lists the names and locations of all banks and other financial institutions with which the Company or the Company Subsidiaries maintain an account (each, a “Bank Account”), or at which a Bank Account is maintained to which the Company or the Company Subsidiaries have access as to which deposits are made on behalf of the Company or the Company Subsidiaries, in each case listing the type of Bank Account, the Bank Account number therefor, and the names of all Persons authorized to draw thereupon or have access thereto and lists the locations of all safe deposit boxes used by the Company or the Company Subsidiaries. Section 4.23 Brokers. Except for KippsDeSanto & Co., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, the Seller or the Seller Members. Section 4.24 Affiliate Transactions. Except for the Company LLC Agreement, the agreements listed on Schedule 4.24 of the Disclosure Schedules (the “Affiliate Arrangements”) and other agreements explicitly contemplated to be entered into pursuant to this Agreement and otherwise with respect to employment relationships and compensation in the ordinary course in a manner consistent with past practice (which have been disclosed to Purchaser), no present member, Affiliate, officer or director of the Company, nor, to the Knowledge of the Company, any Affiliate or immediate family member of any such Person, is a party to any contract with, or binding upon, the Company or any of its properties or assets or has any interest in any property owned by the

ACTIVE 53233149v22 47 Company. The Company is not indebted to any current director, officer or employee of such entity (except for current amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and, no such Person is indebted to the Company. To the Knowledge of the Company, no current officer, director or member holding equity of the Company or the Seller owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than five percent (5%) of the equity of any such entity), or is an officer, director or employee of, any Person that is a direct competitor, lessor, lessee, customer or supplier of the Company. Section 4.25 Customers and Suppliers. Schedule 4.25 of the Disclosure Schedule sets forth a true and complete list of (i) the top ten (10) customers of the Company (determined by the amount of total invoiced sales) (“Material Customers”) for the fiscal years ended December 31, 2018 and 2019 and (ii) the top ten (10) suppliers of the Company (determined by the amount of total payments thereto) for the fiscal years ended December 31, 2018 and 2019 (“Material Suppliers”). As of the date of this Agreement, (i) all Material Customers are current customers, and all Material Suppliers are current suppliers, of the Company, (ii) no Material Customer has reduced materially its business with the Company on a consolidated basis from the levels achieved during the fiscal year ended December 31, 2019 and (iii) no Material Customer or Material Supplier has notified the Company in writing, or threatened in writing, that it intends to terminate or materially change in an adverse manner the pricing or other material term of its business with the Company. Section 4.26 No Other Representation or Warranties. NONE OF THE SELLER, THE COMPANY, THE COMPANY SUBSIDIARIES, ANY PRINCIPAL SELLER MEMBER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS OR OTHER REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE COMPANY SUBSIDIARIES OR THEIR BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV AND IN ARTICLE III. Without limiting the generality of the foregoing, except for the representations and warranties contained in Article III and this Article IV (as modified by the Disclosure Schedules hereto), the Seller, the Principal Seller Members and the Company (i) make no other express or implied representation or warranty with respect to the Company, the Company Subsidiaries, or their business or operations or the transactions contemplated by this Agreement, and the Company, the Seller and the Principal Seller Members disclaim any other representations or warranties, whether made by the Company, the Seller or the Principal Seller Members or any of their respective Affiliates, and (ii) disclaim all liability and responsibility for any other representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Purchaser or its Affiliates or representatives (including the Confidential Information Presentation prepared by KippsDeSanto & Co. and any opinion, information, projection, document, material or advice that may have been or may be provided or made available to Purchaser or any of its representatives by the Company, the Seller, the Principal Seller Members or any of their respective Affiliates or representatives, including in any online data room or management presentations). Notwithstanding anything herein to the contrary, nothing in this Section 4.26 is intended to modify or limit in any respect any

ACTIVE 53233149v22 48 liability of the Company for Fraud with respect to any of the representations and warranties set forth in Article IV of this Agreement. Section 4.27 Investigation. The Seller and the Company acknowledge and agree that: (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, they have relied solely upon the express representations and warranties set forth in Article V of this Agreement; and (b) none of Purchaser or any other Person has made any representation or warranty as to Purchaser or this Agreement, except as expressly set forth in Article V of this Agreement. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to the Seller and the Principal Seller Members as of the date hereof and as of the Closing: Section 5.01 Organization and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement or the Ancillary Agreements to which it is or will be a party to, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed, qualified or in good standing would not adversely affect the ability of Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, subject to the Enforceability Exceptions. Section 5.02 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.03, the execution, delivery and performance by Purchaser of this Agreement or the Ancillary Agreements to which it is or will be a party to or the consummation of the transactions contemplated hereby or thereby by Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or bylaws of Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or its respective assets, properties or businesses, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party, except,

ACTIVE 53233149v22 49 in the case of clauses (b) and (c), as would not materially and adversely affect the ability of Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. Section 5.03 Governmental Consents and Approvals. The execution, delivery and performance by Purchaser of this Agreement or the Ancillary Agreements to which it is or will be a party to and the consummation of the transactions contemplated hereby or thereby by Purchaser do not and will not require, as a result of, in connection with, or as a condition to, any consent, approval, authorization, permit or other order of, action by, filing with, or notification to any Governmental Authority, except (a) the premerger notification and waiting period requirements of the HSR Act and the requirements of the antitrust laws of any other relevant jurisdiction, or (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by Purchaser of the transactions contemplated by this Agreement. Section 5.04 Litigation. No Action by or against Purchaser is pending or, to Purchaser’s knowledge, threatened, which could materially affect the legality, validity or enforceability of this Agreement, or the consummation of the transactions contemplated hereby or thereby. Section 5.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser. Section 5.06 Sufficient Funds and Solvency. (a) Purchaser has (through cash on hand, existing credit arrangements (including the Purchaser Credit Facility) or otherwise), as of the date of this Agreement, and will have at the Closing, sufficient funds or access to sufficient funds required to consummate the transactions contemplated hereby at the Closing, including remitting the Purchase Price and any adjustments payable pursuant to Section 2.07 to the Seller as required under this Agreement. Purchaser expressly acknowledges and agrees that the performance of its obligations under this Agreement is not in any way subject to the availability of financing or other financing related contingency. (b) Purchaser is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Seller or the Company or any of the Company’s Affiliates. Assuming that the representations and warranties of the Company, the Seller and the Principal Seller Members contained in this Agreement are true and correct in all material respects (but ignoring and not giving effect to any “materiality” or “Material Adverse Effect” qualifiers contained therein), at and immediately after the Closing Date, and after giving effect to the purchase of the Shares and the other transactions contemplated by this Agreement, Purchaser (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its debts and liabilities as they become absolute and matured); (b) will have adequate capital and liquidity with which to engage in its business; and (c) will not have incurred and does not plan to incur debts and liabilities beyond its ability to pay as they become absolute and matured.

ACTIVE 53233149v22 50 Section 5.07 R&W Insurance Policy. On or prior to the date of this Agreement, Purchaser has obtained a conditional binder to the R&W Insurance Policy. Without limiting the generality of the preceding sentence, Purchaser and the Seller will each pay or cause to be paid one-half of all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commissions, and other fees and expenses of such policy as and when due and payable. The R&W Insurance Policy will include a waiver of, and agreement not to pursue subrogation claims against the Seller or the Seller Members or any Affiliates of the Seller Members or the Seller or any of their respective equityholders, officers, managers, directors, employees, agents, advisors or representatives, except to the extent that any such Persons have committed Fraud. Section 5.08 Investigation. Purchaser acknowledges that it has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and the Company Subsidiaries and acknowledges that it has been afforded access to the books and records, facilities and personnel of the Company and the Company Subsidiaries for purposes of conducting a due diligence investigation and has conducted a due diligence investigation of the Company and the Company Subsidiaries. Purchaser is knowledgeable about the industries in which the Company and the Company Subsidiaries operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. Purchaser acknowledges and agrees that: (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon the express representations and warranties set forth in Articles III and IV of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of the Seller, the Principal Seller Members, the Company or any other Person has made any representation or warranty as to the Seller, the Principal Seller Members, the Company or this Agreement, except as expressly set forth in Articles III and IV of this Agreement (including the related portions of the Disclosure Schedules). Section 5.09 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V or in any certificate delivered by Purchaser pursuant to this Agreement, Purchaser has not made and does not make any other express or implied representation or warranty, either written or oral. ARTICLE VI ADDITIONAL AGREEMENTS Section 6.01 Conduct of Business Prior to the Closing. The Seller and the Company agree that between the date hereof and the Closing, the Company shall, and the Seller shall cause the Company to, (i) conduct the business of the Company and the Company Subsidiaries in the ordinary course in all material respects and (ii) use its reasonable efforts to preserve intact in all material respects the business organization and relationships (with customers, suppliers, employees and others doing business with the Company) of the Company and the Company Subsidiaries. The Company and the Seller covenant and agree that, between the date hereof and the Closing, without the prior written consent of Purchaser (which consent shall not be

ACTIVE 53233149v22 51 unreasonably withheld, conditioned or delayed), the Company and the Company Subsidiaries shall not: (a) (i) issue, pledge or sell any Shares, notes, bonds or other securities of the Company (or any option, warrant or other right to acquire the same), (ii) redeem any of the Shares, except repurchases of Shares or other equity interests in connection with the termination of the employment relationship with any employee of the Company pursuant to stock option or purchase agreements in effect on the date of this Agreement; provided that as part of such redemption or repurchase, the employee enters into an agreement fully releasing the Company and Purchaser from any past or future liability with respect to such repurchase or any other matter relating to such employee’s relationship with the Company, or (iii) declare, set aside, make or pay any dividends or distributions (whether in stock, equity securities or property, but excluding any dividends or distributions of cash) in respect of any interests of the Company, or split, combine or reclassify any such interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any such interests; (b) incur any Indebtedness for borrowed money other than borrowings under the Company’s existing line of credit in the ordinary course of business; (c) amend or restate the articles of organization of the Company or the Company LLC Agreement, or the articles of incorporation or bylaws of the Company Subsidiaries or adopt or effect a plan or complete or partial liquidation, dissolution, business combination, consolidation, restructuring, recapitalization, or other reorganization with respect to the Company; (d) form or cause to be formed any Company Subsidiary; (e) (i) acquire a business or a substantial portion of the assets of a business or division thereof from, or purchase any equity or voting interest in, any other Person, (ii) merge or consolidate with any other Person, or (iii) otherwise acquire or agree to acquire any assets which would, after such acquisition, reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole; (f) sell, lease, license or otherwise dispose of any material assets (individually or in the aggregate) of the Company, other than pursuant to existing contracts then in effect and made available to Purchaser prior to the date of this Agreement, at the end of their useful lives, or otherwise in the ordinary course of business in a manner consistent with past practice; (g) (A) adopt, enter into, materially amend or alter in any material respect or terminate any Plan (or any plan or arrangement that would have been a Plan if in effect on the date hereof), (B) grant or agree to grant any increase in the wages, salary, bonus or other compensation, remuneration or benefits of any employee, officer, director, manager or individual service provider of the Company or any Company Subsidiaries, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation (other than payment of previously granted bonuses and commissions in the ordinary course of business), (D) enter into any employment, severance, or retention agreement (excluding offer letters that provide for no severance or change in control benefits) with any such employees, officers, directors, managers or individual service providers, (E) take any action to accelerate any payment or benefit, or the funding of any payment or benefit,

ACTIVE 53233149v22 52 payable or to become payable to any such employees, officers, directors, managers or individual service providers, (F) terminate, layoff or furlough the employment or service of any employees or individual service providers whose total annual compensation exceeds Two Hundred Thousand Dollars ($200,000), other than for cause, (G) hire or engage any employee or individual service provider whose total annual compensation exceeds Two Hundred Thousand Dollars ($200,000), or (H) enter into any Contract with any member, officer or director of the Company or the Seller with respect to the funding of any Change in Control Payments, except in the case of clauses (B) and (C) other than as required by Law, pursuant to any plans, programs or agreements existing on the date hereof or other ordinary increases consistent with past practices of the Company or the Company Subsidiaries; provided that in no event shall actions taken pursuant to this exception to clauses (B) and (C) result in an increase to the Company’s aggregate annual payroll of more than two (2) percent; provided, further, that the foregoing shall not prohibit the payment of the Change in Control Bonuses at Closing. (h) waive the restrictive covenant obligations of any current or former employee or service provider of the Company or any of the Company Subsidiaries; (i) change any method of accounting or accounting practice or policy used by the Company or the Company Subsidiaries, other than such changes required by GAAP; (j) (i) other than as contemplated by the Reorganization, make, change or rescind any material election relating to Taxes (including, without limitation, an entity classification election with respect to the Company or any Company Subsidiary), (ii) settle or compromise any material proceeding relating to Taxes, (iii) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of the Company or any Company Subsidiary, (iv) enter into any closing agreement with respect to any material amount of Tax or (v) amend any material Tax Return or abandon any claim for a material Tax refund; (k) settle or compromise any material Claims of the Company or the Company Subsidiaries (or any Claim that would require payment or impose restrictions or obligations on the Company following Closing); (l) subject any properties or assets of the Company to any Encumbrance, other than a Permitted Encumbrance; (m) (A) make any loans, advances, guarantees or capital contributions to, or investments in, any other Person, (B) make, amend or forgive any loans or advances to any director, officer, employee or independent contractor, other than routine advances to employees for expenses in the ordinary course of business in a manner consistent with past practice, or (C) cancel any debts owed to, or waive any claims held by the Company; (n) fail to exercise any rights of renewal with respect to any material Leased Real Property that by its terms would otherwise expire; (o) (i) enter into any negotiation in respect of, modify, extend, or enter into any Collective Bargaining Agreement, or (ii) recognize or certify any labor union, labor organization

ACTIVE 53233149v22 53 or group of employees of the Company or the Company Subsidiaries as the bargaining representative for any employees of the Company or the Company Subsidiaries; (p) make or authorize any payment of, or commitment for, any capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate; (q) enter into any contract or agreement that (i) purports to limit, curtail or restrict the ability of the Company to compete in any business or with any Person in any geographic area or for a specific procurement or (ii) contains a grant of exclusivity by the Company to any other Person, in the case of each of clauses (i) and (ii), that (A) impairs the conduct of the business as presently conducted in any material respect or (B) purports to limit, curtail or restrict the operations of an Affiliate of the Company to conduct its business as presently conducted in any material respect; (r) enter into any contract between the Company and any member, officer or director of the Company, or any immediate family member of any of the foregoing, except for such contracts that are on arm’s-length commercial terms and that will be terminated on or prior to the Closing; (s) submit any government bid other than in the ordinary course of business consistent with past practice; (t) enter into a new line of business from the business currently conducted by the Company; or (u) agree or commit to take any of the actions specified in Sections 6.01(a)-(t), except as contemplated by this Agreement. Section 6.02 Access to Information. (a) From the date of this Agreement until the Closing, the Company shall, and the Seller shall cause the Company to, cause its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, lenders (and an agent on behalf of all such lenders) and representatives of Purchaser reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of the Company and the Company Subsidiaries and (ii) furnish to the officers, employees, agents, accountants, counsel, lenders (and an agent on behalf of all such lenders) and representatives of Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Company or the Company Subsidiaries (or legible copies thereof) as Purchaser may from time to time reasonably request; provided, however, that any such access or furnishing of information shall be conducted at Purchaser’s expense, during normal business hours, under the supervision of the Company’s personnel and in such a manner as not to interfere with the normal operations of the Company or the Company Subsidiaries. Notwithstanding the foregoing, Purchaser shall not contact any customer of the Company or the Company Subsidiaries (including, for this purpose, any higher-tier subcontractor, ultimate prime contractor and ultimate Governmental Authority customer) in connection with this Agreement or the transactions contemplated hereby without the prior written consent of the Seller. Notwithstanding anything herein to the contrary, any information or Contract of the Company or

ACTIVE 53233149v22 54 the Company Subsidiaries that is classified as defined under 48 CFR Section 2.101 shall not be provided or made available or accessible for review or otherwise by Purchaser or any other Person representing or on behalf of Purchaser except in strict compliance with applicable Law, including the applicable provisions of the NISPOM, as determined by the Company. (b) In order to facilitate the resolution of any claims made against or incurred by the Seller, the Seller Members or the Company prior to the Closing, for a period of five (5) years after the Closing, Purchaser shall (i) retain the books and records relating to the Company and the Company Subsidiaries relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and the Company Subsidiaries and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller reasonable access (including the right to make, at the Seller’s expense, photocopies), during normal business hours, to such books and records. (c) In order to facilitate the resolution of any claims made by or against or incurred by Purchaser or the Company or the Company Subsidiaries after the Closing or for any other reasonable purpose, for a period of five (5) years following the Closing, the Seller and the Principal Seller Members shall (i) retain the books and records of such Person which relate to the Company and the Company Subsidiaries and their operations for periods prior to the Closing and which shall not otherwise have been delivered to Purchaser or the Company and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of Purchaser or the Company reasonable access (including the right to make photocopies, at the expense of Purchaser or the Company), during normal business hours, to such books and records. Section 6.03 Confidentiality. (a) The terms of the confidentiality agreement dated as of September 3, 2020 (the “Confidentiality Agreement”) between KippsDeSanto & Co., on behalf of the Company, and Vectrus, Inc., on behalf of Purchaser, are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of Purchaser under this Section 6.03 shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. (b) From and after the Closing, the Seller and the Principal Seller Members shall not, without the prior written consent of the Company, disclose or use in any way, at any time, any Confidential Information (as defined below) acquired in the course of their relationship with Company. “Confidential Information” shall mean any information concerning or relating to the Company’s business that is not generally known by or available to the public, including, without limitation, business plans, operational methods, operating performance statistics and data, financial information and projections, technical processes and data, marketing techniques or materials, product development plans, research and development, lists of clients or other trading or business partners, interests and needs of clients, business plans and policies, cost information, profit margins, plans for acquisition or disposition of assets, products or investments, expansion plans, financial status and plans, trading programs, computer software applications and other programs, source codes, object codes, processes, formulas, designs, ideas, concepts, models, methods, pricing policies or methods, prices considered or actually charged, personnel

ACTIVE 53233149v22 55 information, and any trade secrets of the Company. The Seller and the Principal Seller Members acknowledge that the Company’s business is highly competitive and that the Seller and the Principal Seller Members will have a competitive advantage in the marketplace by virtue of the Company having provided significant Confidential Information to the Seller and the Principal Seller Members and that the disclosure of any of the foregoing could place the Company at a serious competitive disadvantage and could do serious damage, financial or otherwise, to the Company’s business. The provisions of this Section 6.03(b) shall not apply to the disclosure or use of any information, documents or materials (i) which are or become generally available to the public other than as a result of disclosure by any of the Seller or the Principal Seller Members or an affiliate or representative of any them in violation of this Section 6.03(b), (ii) required by applicable law to be disclosed by the Seller or a Principal Seller Member or (iii) necessary (A) to establish a Principal Seller Member’s or the Seller’s rights under this Agreement, or (B) in connection with any litigation, arbitration or other proceeding between a Principal Seller Member or the Seller and Purchaser in connection with the transactions contemplated by this Agreement. (c) Nothing provided to Purchaser pursuant to Section 6.02(a) shall in any way amend or diminish Purchaser’s obligations under the Confidentiality Agreement. Purchaser acknowledges and agrees that any information provided to Purchaser pursuant to Section 6.02(a) or otherwise by the Seller, the Principal Seller Members, the Company, or any officer, manager, director, employee, agent, representative, accountant or counsel thereof shall be subject to the terms and conditions of the Confidentiality Agreement. Section 6.04 Regulatory and Other Authorizations; Notices and Consents. (a) Each party hereto shall use its reasonable best efforts to obtain authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals, including with respect to the previous filings made by each of Purchaser and the Company pursuant to the HSR Act with respect to the transactions contemplated by this Agreement. Purchaser shall pay all filings fees required under the HSR Act. (b) Without limiting the generality of Purchaser’s undertaking pursuant to Section 6.04(a), Purchaser agrees to use its reasonable best efforts and to take any and all steps necessary to avoid or eliminate all impediments and objections under any antitrust, competition or trade regulation Law, including, but not limited to, the HSR Act, that may be asserted by any United States or non-United States governmental antitrust authority or any other party so as to enable the parties hereto to expeditiously close the transactions contemplated hereby no later than June 30, 2021 (the “Termination Date”), including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated hereby. In addition, Purchaser shall use its reasonable best efforts at its sole cost to defend through litigation on the merits any claim asserted in court by any party in

ACTIVE 53233149v22 56 order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing by the Termination Date. (c) All parties to this Agreement shall promptly notify each other of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit each other to review in advance any proposed communication by such party to any Governmental Authority. No party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives each other party the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods including under the HSR Act. Subject to the Confidentiality Agreement, the parties to this Agreement will provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement. (d) The Company shall use its best efforts to obtain such third-party consents and estoppel certificates to be effective at Closing with respect to all third-parties identified on Schedule 6.04(d) of the Disclosure Schedules. During the eight (8) month period following the Closing, the Seller and the Principal Seller Members shall, as may be requested by Purchaser from time to time, cooperate and use all reasonable efforts to assist Purchaser, the Company and the Company Subsidiaries in giving any notices not given prior to the Closing Date and obtaining any consents and estoppel certificates listed on Schedule 4.04 of the Disclosure Schedules and for which notice was not given or consent was not received, as applicable, prior to the Closing Date. Section 6.05 No Solicitation or Negotiation. The Seller, the Principal Seller Members and the Company agree that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, none of the Seller, the Principal Seller Members, the Company, or any of their respective Affiliates, officers, managers, directors, representatives or agents will (i) solicit, initiate, consider, knowingly encourage or accept any other proposals or offers from any Person (A) relating to any acquisition or purchase of all or any portion of the Shares of the Company or the Company’s assets or (B) to enter into any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to the Company or (ii) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller, the Principal Seller Members and the Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Seller, the Principal Seller Members and the Company shall notify Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made.

ACTIVE 53233149v22 57 Section 6.06 Restrictive Covenants. (a) Each of the Seller and each Principal Seller Member for itself or himself only agrees that, for the four (4) year period commencing on the Closing Date: (i) such Person shall not, directly or indirectly, anywhere in the Business Area (as defined below), own, manage, operate, control or participate in the ownership, management, operation or control of or be connected as an officer, management level or executive level employee, partner, director, individual proprietor, lender, consultant or otherwise, or have any financial interest in, or aid or assist any Person which engages or is preparing to engage, in whole or in part, in the Business (as defined below). For the avoidance of doubt, nothing contained herein shall prohibit or otherwise restrict any Principal Seller Member from (x) being employed directly by any agency, branch or instrumentality of the U.S. Government or any state or local government or (y) serving as an officer, member or director of a non-profit organization, non-profit trade association, government task force, or governmental advisory board primarily engaged in matters related to the provision of products or services to any agency, branch or instrumentality of the U.S. Government or any state or local government. (ii) such Person shall not, directly or indirectly, provide, to any Governmental Authority or Person that (i) is a customer of the Company or the Company Subsidiaries as of the Closing Date, (ii) was a customer of the Company or the Company Subsidiaries within the one (1) year period prior to the Closing Date or (iii) was a prospective customer of the Company or the Company Subsidiaries, as identified in the Company’s or the Company Subsidiaries’ pipeline as of the Closing Date or as to which a bid, quotation or proposal is pending as of the Closing Date (any such Person as described in this clause (ii), a “Business Customer”), any product or service that is directly competitive with the products or services sold by the Company or the Company Subsidiaries as of the Closing Date; (iii) for the purposes of this Section 6.06(a), ownership of securities having no more than two percent (2%) of the outstanding voting power of any publicly traded competitor shall not be deemed a violation of this Section 6.06(a); (iv) “Business”, as used herein, means providing to any Business Customer any of the following: (i) advanced engineering, IT, Research, Development, Test and Evaluation (RDT&E), virtual simulation and training, integrated logistics and program management products and services, (ii) advanced all-source analysis and program security for classified programs and special access programs, (iii) public relations, social media, issues advocacy, strategic communications and crisis management expertise and (iv) maintenance, repair and overhaul services.

ACTIVE 53233149v22 58 (v) “Business Area”, as used herein, means the United States and any foreign jurisdiction that the Business is currently operated in as of the Closing Date. (b) As a separate and independent covenant, each of the Seller and each Principal Seller Member for itself and himself only agrees that from the date of this Agreement until the date that is two (2) years following the Closing Date, such Person will not, directly or indirectly, (i) hire or engage any officers, employees or service providers of the Company or the Company Subsidiaries; (ii) solicit for employment or engagement any officers, employees or service providers of the Company or the Company Subsidiaries; or (iii) induce, or attempt to induce any officers, employees or service providers of the Company or the Company Subsidiaries to leave the employ or service of the Company or the Company Subsidiaries or violate the terms of their Contracts, or any employment arrangements, with the Company or the Company Subsidiaries; provided, however, that the foregoing will not prohibit (x) a general solicitation to the public of general advertising or (y) the hiring of any person whose employment has been terminated by the Company, the Company Subsidiaries or Purchaser, in each case, no earlier than five (5) months of such termination and so long as the Seller or such Principal Seller Member has not breached any of the terms of this Section 6.06 prior thereto with respect to such person. (c) From and after the Closing, each of the Seller and each Principal Seller Member for itself and himself only shall not, at any time, directly or indirectly, disparage or make negative, derogatory or defamatory statements about the Company or its owners or their affiliates, including, without limitation, Purchaser and Vectrus, Inc. The Company and Purchaser will instruct their respective current officers and directors as of the Closing not to disparage or make negative, derogatory or defamatory statements about the Seller Members from and after the Closing. Notwithstanding the foregoing, nothing in this Agreement shall preclude the parties hereto or their officers or directors from: (i) making truthful and accurate statements or disclosures that are required by applicable law or legal process; (ii) making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization; (iii) exercising protected rights; or (iv) enforcing its or their rights under this Agreement or under any other agreements and instruments executed in connection herewith. (d) Each party hereto acknowledges that the covenants set forth in this Section 6.06 are an essential element of this Agreement and that, but for the agreement of the other parties hereto to comply with these covenants, Purchaser and the Seller would not have entered into this Agreement. Each party acknowledges that this Section 6.06 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by the other parties hereto. Section 6.07 Charter Protections; Directors’ and Officers’ Liability Insurance. (a) All rights to indemnification for acts or omissions occurring through the Closing now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer, director or manager of the Company or the Company Subsidiaries as provided in its articles of organization, the Company LLC Agreement, articles of incorporation, bylaws or under applicable Law shall survive the transactions

ACTIVE 53233149v22 59 contemplated in this Agreement and shall continue in full force and effect in accordance with their terms for a period of six (6) years following the Closing Date; provided that any such organizational documents may be amended, repealed or otherwise changed during this period in any manner that would not adversely affect the rights of any such Company indemnitee. (b) The Company shall, and Purchaser shall cause the Company and the Company Subsidiaries to, (i) maintain in effect for a period of six (6) years after the Closing Date, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company and the Company Subsidiaries immediately prior to the Closing Date (provided that the Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors, managers and officers of the Company and the Company Subsidiaries when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six (6) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors, managers and officers of the Company and the Company Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement); provided that one hundred percent (100%) of the total premium for any such tail insurance policy (the “D&O Tail Premium”) shall be included as a Seller Expense. (c) If Purchaser or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser assume the obligations set forth in this Section 6.07. (d) The provisions of this Section 6.07 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director, manager or officer of the Company or the Company Subsidiaries for all periods ending on or before the Closing and may not be changed without the consent of the Seller. Section 6.08 Employee Matters. Purchaser shall, for a period of one (1) year immediately following the Closing Date, cause the Company to provide employees of the Company and the Company Subsidiaries who are employed immediately prior to the Closing (other than any such employees the employment terms of whom are governed by a Collective Bargaining Agreement, the employment terms of whom shall be governed by such agreement) (the “Company Employees”) with (i) base salaries and bonus/commission structures comparable, in the aggregate, to those in effect immediately prior to the Closing with respect to the Company Employees and (ii) employee benefit plans and programs that provide benefits that are comparable in the aggregate to those provided under either (1) the Plans immediately prior to the Closing or (2) the benefit plans provided to similarly situated employees of Purchaser. Purchaser shall recognize the service of Company Employees with the Company and the Company Subsidiaries prior to the Closing Date as service with Purchaser and its Affiliates in connection with any tax-qualified 401(k) savings plan and welfare benefit plans and policies (including vacations and leave policies) maintained by Purchaser which are made available following the Closing Date by Purchaser to

ACTIVE 53233149v22 60 Company Employees for purposes of vesting and eligibility to participate (but excluding benefit accruals). The parties hereto acknowledge and agree that the terms set forth in this Section 6.08 shall not create any right in any Company Employee or any other Person, including, without limitation, any right to any continued employment with the Company, the Company Subsidiaries or Purchaser or any of their respective Affiliates or any compensation or benefits of any nature or kind whatsoever. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any Plan or other benefit plan, program, agreement or arrangement of the Company, Purchaser or any Affiliate of either. Section 6.09 Seller, Principal Seller Member and Company Cooperation. (a) Prior to the Closing, the Seller, the Principal Seller Members and the Company shall use reasonable best efforts to provide to Purchaser, and shall use reasonable best efforts to cause their respective representatives and the Company Subsidiaries to provide to Purchaser, such cooperation that may be reasonably requested by Purchaser and that is reasonably necessary or customary, proper or advisable in connection with accession of the Company and the Company Subsidiaries, as applicable, to the Purchaser Credit Facility as guarantors and collateral providers thereunder, including using reasonable best efforts with respect to: (i) at least three (3) Business Days prior to the Closing Date, delivery to Purchaser of documentation and other information required by regulatory authorities under applicable “know your customer” and anti- money laundering rules and regulations; (ii) executing and delivering customary definitive financing documents with respect to the Purchaser Credit Facility to be effective upon the consummation of the Closing, including any guarantee and collateral documents (including any schedules and annexes thereto) and any other definitive financing documents as may be reasonably requested by Purchaser, including certificates, and other documents, to the extent reasonably requested by Purchaser; (iii) delivering (by the applicable date required under the terms of the applicable Closing Date Funded Indebtedness) any notices necessary to permit the prepayment, payoff, discharge and termination in full of all Closing Date Funded Indebtedness on the Closing Date; and (iv) executing and delivering any customary certificates or documents to be effective upon consummation of the Closing as may be reasonably requested by Purchaser; provided, however, that (A) the Seller, the Principal Seller Members, the Company and the Company Subsidiaries or any of their respective officers, managers, directors or representatives shall not be required to pay (or agree to pay) any commitment or other fee, provide any indemnities or incur any liability or obligation, or enter into any Contract, authorization or approval in connection with the Purchaser Credit Facility (other than any Contracts, authorizations or approvals, or indemnities, liabilities or obligations, entered into or incurred by the Company or the Company Subsidiaries that only become effective upon the consummation of the Closing), (B) no personal liability shall be imposed on the officers, managers, directors or representatives of the Seller, the Principal Seller Members, the Company or the Company Subsidiaries and (C) the Seller, the Principal Seller Members, the Company and the Company Subsidiaries and their respective officers, managers, directors and representatives, shall not be required to take any action that would unreasonably interfere with the operation of the business of the Company and the Company Subsidiaries. (b) All non-public or otherwise confidential information regarding the respective businesses of the Seller, the Principal Seller Members, the Company and the Company Subsidiaries obtained by Purchaser and its representatives pursuant to this Section 6.09 or otherwise shall be kept confidential in accordance with the terms of the Confidentiality Agreement.

ACTIVE 53233149v22 61 Notwithstanding any other provision set forth herein or in any other agreement between Purchaser, on the one hand, and the Seller, the Principal Seller Members and the Company, on the other hand (or their respective Affiliates), the Seller, the Principal Seller Members and the Company agree that Purchaser may share information with respect to the respective businesses of the Seller, the Principal Seller Members, the Company and the Company Subsidiaries with the agents and the lenders from time to time parties to the Purchaser Credit Facility. The Company, on behalf of itself and the Company Subsidiaries, hereby consents to the use of their logos in connection with the transactions contemplated by this Section 6.09; provided, however, that logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or the Company Subsidiaries or any of their respective Intellectual Property rights. Section 6.10 Attorney-Client Privilege; Retention of Counsel. The parties acknowledge that Greenberg Traurig, LLP (“Counsel”) has represented the Seller, the Principal Seller Members and the Company in connection with the transactions contemplated by this Agreement. Purchaser and the Company agree, subject to applicable Law, that any attorney-client privilege, attorney work-product protection, and expectation of client confidence, with respect to communications between Counsel and the Company, the Seller or any Principal Seller Member (in connection with the transactions contemplated by this Agreement) attaching as a result of Counsel’s representation of the Company, the Seller or any Principal Seller Member in connection with the transactions contemplated by this Agreement, and all such communications (including related communications and documents) covered by such privilege or protection, shall belong to and be controlled by the Seller and the Principal Seller Members and not the Company from and after the Closing, and shall not pass to or be claimed or used by Purchaser or, from and after the Closing, the Company. In no event will the Company or Purchaser after the Closing object to any of the Seller or the Principal Seller Member’s retention of Counsel in connection with defending or prosecuting any claim relating to the Seller or any Principal Seller Member’s indemnification obligations under this Agreement or any alleged breach of this Agreement or any document or agreement entered into in connection with this Agreement. Section 6.11 Supplements to Disclosure Schedules. From time to time prior to the Closing, the Company and the Seller shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 8.02 have been satisfied or with respect to Section 9.02. Section 6.12 R&W Insurance Policy. Following the Closing, Purchaser covenants and agrees not to amend the R&W Insurance Policy in any manner materially adverse to the Seller or the Principal Seller Members and shall not amend the section of the R&W Insurance Policy relating to subrogation in a manner that is detrimental to the Seller or the Principal Seller Members, in each case, without the written consent of the Seller. Section 6.13 Termination of Affiliate Arrangements. The Company shall terminate, or cause to be terminated, with no further liability or obligation of any of the Company or the

ACTIVE 53233149v22 62 Company Subsidiaries, at or prior to the Closing, all Affiliate Arrangements, including the Company LLC Agreement, and take such action as may be necessary to cause the parties thereto to release and waive any and all claims that any of them may have thereunder as of the Closing. The Company shall provide Purchaser with a reasonable opportunity to review and comment on any Contracts, resolutions, consents, filings and other documents related to such terminations and all such Contracts, resolutions, consents, filings and other documents shall be in form and substance reasonably acceptable to Purchaser. Section 6.14 Further Action. Each of the Seller, the Principal Seller Members, the Company and Purchaser shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby and thereby. ARTICLE VII TAX MATTERS Section 7.01 Straddle Periods. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Tax that is allocable to the portion of the taxable period ending on the Closing Date shall be: (a) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.06), deemed equal to the amount which would be payable (after giving effect to amounts which may be deducted from or offset against such Taxes) if the taxable period ended on the Closing Date; (b) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or the Company Subsidiaries (excluding Taxes related solely to personal property), or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire Straddle Period (after giving effect to amounts which may be deducted from or offset against such Taxes) (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period; and (c) Any credit or refund resulting from an overpayment of Taxes for a Straddle Period shall be prorated based upon the method employed in this paragraph (c) taking into account the type of Tax to which the refund relates. All determinations necessary to effect the foregoing allocations shall be made in a manner consistent with prior practice of the Company or the Company Subsidiaries, as applicable. Section 7.02 Tax Refunds. Any Tax refund, credit or similar benefit (including any interest paid or credited with respect thereto) relating to taxable periods (or portions of taxable

ACTIVE 53233149v22 63 periods) ending on or before the Closing Date shall be the property of the Seller, and if received by Purchaser, the Company or the Company Subsidiaries, shall be paid over promptly to the Seller. Purchaser shall, if the Seller so requests and at the Seller’s expense, cause the Company or other relevant entity to file for and use commercially reasonable efforts to obtain and expedite the receipt of any refund to which the Seller is entitled under this Section 7.02. Purchaser shall permit the Seller to participate in (at the Seller’s expense) the prosecution of any such refund claim. Section 7.03 Contests. (a) After the Closing, Purchaser shall promptly notify the Seller in writing of the proposed assessment or the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Purchaser, its Affiliates, or the Company or the Company Subsidiaries which, if determined adversely to the taxpayer or after the lapse of time, could result in any Tax liability for the Seller or be grounds for indemnification by the Seller or the Principal Seller Members under Article IX. Such notice shall contain factual information (to the extent known to Purchaser, its Affiliates, or the Company) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of any such asserted Tax liability. If Purchaser fails to give the Seller prompt notice of an asserted Tax liability as required by this Section 7.03, then the Seller and the Principal Seller Members shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, but only to the extent that failure to give such notice results in a detriment to the Seller and Principal Seller Members. (b) In the case of a Tax audit or administrative or judicial proceeding (a “Contest”) that relates to taxable periods ending on or before the Closing Date, the Seller shall have the sole right, at the Seller’s expense, to control the conduct of such Contest. With respect to Straddle Periods, the Seller may elect to direct and control, through counsel of its own choosing, any Contest involving any asserted Tax liability with respect to which indemnity may be sought from the Seller or the Principal Seller Members pursuant to Article IX. (c) If the Seller elects to direct a Contest, the Seller shall within thirty (30) calendar days of receipt of the notice of asserted Tax liability notify Purchaser of its intent to do so, and Purchaser shall cooperate and shall cause the Company to fully cooperate, at the Seller’s expense, in each phase of such Contest. If the Seller elects not to direct the Contest, Purchaser or the Company may assume control of such Contest (at Purchaser’s expense). However, in such case, neither Purchaser nor the Company may settle or compromise any asserted liability without the prior written consent of the Seller; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. If the Seller does not direct and control any Contest, the Seller may participate, at the Seller’s expense, in such Contest. (d) Purchaser, the Seller and the Principal Seller Members agree to cooperate, and Purchaser agrees to cause the Company and the Company Subsidiaries to cooperate, in the defense against or compromise of any claim in any Contest. (e) In the event of a conflict between the procedures set forth in this Section 7.03 and those set forth in Article IX, the procedures of this Section 7.03 shall govern.

ACTIVE 53233149v22 64 Section 7.04 Preparation of Tax Returns; Payment of Taxes. (a) The Seller shall prepare and file all income Tax Returns relating to (x) the Seller and (y) the Company or the Company Subsidiaries for taxable periods ending on or before the Closing Date that are due after the Closing Date; provided that such Tax Returns for the Company shall be prepared in a manner consistent with the past practices of the Company, unless a different treatment of any item is required by Law. The Seller shall pay (i) all Taxes imposed on or payable by the Seller, (ii) all Taxes imposed on or payable by the Company or the Company Subsidiaries with respect to such Tax Returns, (iii) with respect to Straddle Periods, all Taxes imposed on or payable by the Company or the Company Subsidiaries which are allocable pursuant to Section 7.01 to the portion of such period ending on the Closing Date, (iv) all Taxes imposed on or payable by the Company or the Company Subsidiaries for taxable periods ending on the Closing Date, (v) all Taxes imposed on or payable by the Company or the Company Subsidiaries for any taxable period commencing on or after January 1, 2020 and ending before the Closing Date and (vi) any Taxes deferred under the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), any administrative or other guidance published with respect thereto or any other Law or executive order of the President of the United States intended to address consequences of the COVID-19 pandemic, except, with respect to clauses (ii), (iii) and (iv), Taxes resulting from any act, transaction or omission of Purchaser or the Company occurring after the Closing on the Closing Date that is not in the ordinary course of business. The amount of Taxes payable by the Seller under this Section 7.04(a) shall be reduced to the extent taken into account in the calculation of the Purchase Price or adjustment of the Purchase Price under Section 2.07. (b) Purchaser shall prepare and file (or cause to be prepared and filed) all other Tax Returns that relate to the Company or the Company Subsidiaries; it being understood that all Taxes shown as due and payable on such Tax Returns shall be the responsibility of Purchaser, except for Taxes imposed on the Company or the Company Subsidiaries for (i) taxable periods ending on or before the Closing Date and (ii) any Straddle Period which are allocable pursuant to Section 7.01 to the portion of such period ending on the Closing Date. Such Tax Returns shall be prepared on a basis consistent with those prepared for prior taxable periods unless a different treatment of any item is required by Law. With respect to any Tax Return required to be filed after the Closing Date with respect to the Company or the Company Subsidiaries for any Straddle Period and as to which Taxes are allocable pursuant to Section 7.01 to the portion of such period ending on the Closing Date, Purchaser shall provide the Seller and its authorized representative(s) with a copy of such completed Tax Return and a statement (with which Purchaser will make available supporting schedules and information) certifying the amount of Tax shown on such Tax Return that is allocable pursuant to Section 7.01 to the portion of such period ending on the Closing Date, at least thirty (30) calendar days prior to the due date (including any extension thereof) for filing of such Tax Return, and the Seller and its authorized representative(s) shall have the right to review and comment on such Tax Return and statement prior to the filing of such Tax Return. The Seller and Purchaser agree to consult and to attempt in good faith to resolve any issues arising as a result of the review of such Tax Return and statement by the Seller or its authorized representative(s). The amount of Taxes payable by the Seller under this Section 7.04(b) shall be reduced to the extent taken into account in the calculation of the Purchase Price or adjustment of the Purchase Price under Section 2.07.

ACTIVE 53233149v22 65 Section 7.05 Tax Cooperation and Exchange of Information. The Seller and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other (and Purchaser shall cause the Company and the Company Subsidiaries to provide such cooperation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes (including a Contest). Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with related work papers and documents relating to rulings or other determinations by Taxing Authorities. The Seller and Purchaser shall make themselves (and their respective employees) reasonably available on a mutually convenient basis to provide explanations of any documents or information provided under this Section 7.05. Notwithstanding anything to the contrary in Section 6.02, the Seller and Purchaser shall each retain all Tax Returns, work papers and all material records or other documents in its possession (or in the possession of its Affiliates) relating to Tax matters of the Company and the Company Subsidiaries for any taxable period that includes the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions or (ii) six (6) years following the due date (without extension) for such Tax Returns. After such time, before the Seller or Purchaser shall dispose of any such documents in its possession (or in the possession of its Affiliates), the other party shall be given an opportunity, after ninety (90) calendar days prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party’s expense). Any information obtained under this Section 7.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding. Section 7.06 Conveyance Taxes. Purchaser and the Seller, shall each be liable for fifty percent (50%) of any Conveyance Taxes that may be imposed upon, or payable or collectible or incurred in connection with this Agreement and the transactions contemplated hereby. Purchaser and the Seller agree to cooperate in the execution and delivery of all instruments and certificates necessary to enable Purchaser to comply with any pre-Closing filing requirements. Section 7.07 Tax Covenants. (a) None of Purchaser or any Affiliate of Purchaser shall take, or cause or permit the Company to take, any action or omit to take any action on the Closing Date that is outside of the ordinary course of business and could increase the Seller’s or any of its Affiliates’ liability for Taxes. (b) None of Purchaser or any Affiliate of Purchaser shall amend, refile or otherwise modify, or cause or permit the Company or the Company Subsidiaries to amend, refile or otherwise modify, any Tax election or Tax Return with respect to any taxable period (or portion of any taxable period), ending on or before the Closing Date without the prior written consent of the Seller. Section 7.08 Allocation. Concurrently with the delivery of the Closing Statement, Purchaser shall furnish to the Seller for review a schedule containing the allocation of the Purchase Price computed in a manner consistent with Exhibit E and in accordance with Section 1060 of the

ACTIVE 53233149v22 66 Code and the applicable Treasury Regulations (such statement, the “Allocation Schedule”). If the Seller notifies Purchaser of its disagreement with the calculation set forth on the Allocation Schedule, which notification must be received by Purchaser no later than fifteen (15) days after Seller’s receipt of the such schedule from Purchaser, the Seller and Purchaser shall endeavor to resolve such disagreement, and if they are able to do so, shall make such revisions to the Allocation Schedule as are necessary to reflect such resolution, which shall be final and binding. If the Seller and Purchaser are unable to resolve any disagreement with respect the computations set forth on the Allocation Schedule within thirty (30) days of the Seller’s receipt of such schedule from Purchaser, the Seller and Purchaser shall submit such dispute to the Independent Accountant. The Independent Accountant, based upon their independent review, shall determine the appropriate Purchase Price allocation in accordance with this Agreement as promptly as practicable (but in no event later than sixty (60) days following the delivery of the Allocation Schedule to the Seller). All determinations made by the Independent Accountant shall be final, conclusive and binding on all parties to this Agreement. The fees and expenses of the Independent Accountant shall be apportioned and paid equally by the Seller and Purchaser. The parties shall file all Tax Returns in a manner consistent with such Allocation Schedule as finally determined under this Section 7.08 and shall not take any position inconsistent therewith. Section 7.09 Escrow. Purchaser and the Seller intend to report the payment of the Escrow Amount under the installment obligation rules of Section 453 of the Code. Section 7.10 Deduction of Company Transaction Expenses. All Tax Returns prepared pursuant to this Article VII shall treat all Company Transaction Expenses paid or accrued on or before the Closing Date as being incurred in a pre-Closing taxable period, except as required by applicable Law. “Company Transaction Expenses” mean the collective amount due and payable by the Company or the Seller for all out of pocket costs and expenses incurred by the Company or by or on behalf the Seller (to the extent such amount is not paid prior to the Closing) on account of the entry into this Agreement by the Seller or the consummation of the transactions hereunder, including Seller Expenses. ARTICLE VIII CONDITIONS TO CLOSING Section 8.01 Conditions to Obligations of the Seller and Principal Seller Members. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver of the Seller, at or prior to the Closing, of each of the following conditions: (a) Representations, Warranties and Covenants. (i) Each of the Purchaser Fundamental Representations shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), (ii) all other representations and warranties of Purchaser contained in Article V shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true

ACTIVE 53233149v22 67 and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality qualifications contained therein) would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby, and (iii) the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects; (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act and the antitrust laws of any other relevant jurisdiction applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated; and (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against any of the Seller, the Principal Seller Members, the Company or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions. Section 8.02 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s written waiver, at or prior to the Closing, of each of the following conditions: (a) Representations, Warranties and Covenants. (i) Each of the Seller Fundamental Representations shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), (ii) all other representations and warranties of the Company, the Seller and the Principal Seller Members contained in this Agreement shall be true and correct in all respects (without giving effect to any materiality or Material Adverse Effect qualifications contained therein) as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where such failures of such representations and warranties to be true and correct (without giving effect to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had a Material Adverse Effect, and (iii) the covenants and agreements contained in this Agreement to be complied with by the Principal Seller Members, the Seller or the Company, as applicable, on or before the Closing shall have been complied with in all material respects; (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act and the antitrust laws of any other relevant jurisdiction applicable to the purchase of the Shares contemplated by this Agreement shall have expired or shall have been terminated; (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against any of the Seller, the Principal Seller Members, the Company or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 8.02(c) shall not apply if Purchaser has directly or indirectly solicited or encouraged such Action; and

ACTIVE 53233149v22 68 (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect. ARTICLE IX INDEMNIFICATION Section 9.01 Survival of Representations and Warranties and Covenants. (a) The representations and warranties of the Principal Seller Members, the Seller or the Company contained in this Agreement shall survive the Closing until the one-(1)-year anniversary thereof; provided that, for purposes of the R&W Insurance Policy, such representations and warranties shall survive for the applicable survival period set forth in such policy solely with respect to the available coverage under such policy; provided, however, that the Seller Fundamental Representations shall survive until the expiration of the applicable statutes of limitation. The covenants of the Seller, the Principal Seller Members and the Company contained in this Agreement that are to be performed prior to Closing shall terminate upon the Closing, and the other covenants and agreements of the Seller, the Principal Seller Members and the Company contained herein shall survive until performed in accordance with their terms. (b) The representations and warranties of Purchaser contained in this Agreement shall survive the Closing until the one-(1)-year anniversary of the Closing; provided, however, that the Purchaser Fundamental Representations shall survive until the expiration of the applicable statutes of limitations. The covenants of Purchaser contained in this Agreement that are to be performed prior to Closing shall terminate upon the Closing, and the other covenants and agreements of Purchaser and the Company, the Seller and the Principal Seller Members contained herein shall survive until performed in accordance with their terms. (c) Except with respect to claims for indemnification with respect to breaches of any representation or warranty referenced in Section 9.02(i) or Section 9.02(ii) that are governed by the terms of the R&W Insurance Policy, no claim for indemnification may be asserted against any party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim on or prior to the date on which the representation, warranty, covenant or agreement on which such claim is based ceases to survive as set forth in this Section 9.01. Section 9.02 Indemnification of Purchaser. Subject to the terms, conditions and limitations of this Article IX, from and after the Closing, each of the Seller and each Principal Seller Member shall (x) severally, and not jointly, with respect to clause (i) below (provided that, with respect to the Seller and its representations covered by clause (i) below, the Seller, on the one hand, and the Principal Seller Members, on the other, shall be severally and jointly liable (and as among the Principal Seller Members, severally and not jointly liable)) and (y) severally and jointly between the Seller, on the one hand, and the Principal Seller Members, on the other (and as among the Principal Seller Members, severally and not jointly), with respect to clauses (ii) through (v) below, indemnify and hold harmless Purchaser and its Affiliates, officers, directors, employees and agents (each a “Purchaser Indemnified Party”) from and against any and all Liabilities, losses,

ACTIVE 53233149v22 69 damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses on Third-Party Claims) actually suffered or incurred by them (hereinafter a “Loss”), arising out of or resulting from: (i) the breach of any representation or warranty made by such Person contained in Article III (except for Section 3.04) of this Agreement as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date) or any breach or non-fulfillment of any covenant or agreement with respect to such Person; (ii) the breach of any representation or warranty made by the Company contained in Article IV and Section 3.04 of this Agreement as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date); (iii) the breach or non-fulfillment of any covenant or agreement by the Seller contained in this Agreement; (iv) the breach or non-fulfillment of any covenant or agreement to be performed by the Company prior to the Closing contained in this Agreement; or (v) the allocation of the Purchase Price among the Seller Members. Section 9.03 Indemnification of the Seller and the Principal Seller Members. Subject to the terms and conditions of this Article IX, from and after the Closing, Purchaser shall severally and not jointly indemnify and hold harmless each of the Seller and the Principal Seller Members and their respective Affiliates, agents, heirs and personal representatives (each a “Seller Indemnified Party”) from and against any and all Losses, arising out of or resulting from: (i) the breach of any representation or warranty made by Purchaser contained in this Agreement as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date); or (ii) the breach or non-fulfillment of any covenant or agreement by Purchaser contained in this Agreement, or any covenant or agreement contained in this Agreement to be performed by the Company after the Closing. Section 9.04 R&W Insurance Policy. (a) Any rights of any issuer of the R&W Insurance Policy, including any rights of subrogation, shall not affect, expand or increase any liability or obligation of the Seller or the Principal Seller Members to the Purchaser Indemnified Parties or any other parties in connection with the transactions contemplated by this Agreement.

ACTIVE 53233149v22 70 (b) With respect to any Losses for which a Purchaser Indemnified Party is entitled to indemnification under Section 9.02(i) and Section 9.02(ii) (other than with respect to Fraud), Purchaser shall use its commercially reasonable efforts to submit a claim to recover such Losses from the R&W Insurance Policy before seeking recovery for such Losses from the Indemnity Escrow Amount (subject to applicable limitations set forth in this Article IX). Section 9.05 Limits on Liability. Notwithstanding anything to the contrary contained in this Agreement: (a) Other than with respect to claims for Fraud or for breaches of Seller Fundamental Representations (other than the representations in Section 4.23), the Seller and the Principal Seller Members shall not be liable for any indemnification obligations pursuant to Section 9.02(i) or Section 9.02(ii) unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Seller and the Principal Seller Members pursuant to Section 9.02(i) or Section 9.02(ii), but for this Section 9.05(a), equals or exceeds an amount equal to Six Hundred Twenty-Five Thousand Dollars ($625,000) (the “Deductible”), after which the Seller and the Principal Seller Members shall be liable, and the Purchaser Indemnified Parties shall be entitled to indemnification, thereunder, only for those Losses in excess of the Deductible and, thereafter, solely to the extent of and solely from the Indemnity Escrow Amount. To the extent the Indemnity Escrow Amount has been fully released from escrow or is otherwise no longer available, (i) the R&W Insurance Policy shall thereafter be the sole and exclusive remedy of the Purchaser Indemnified Parties for any and all Losses that are sustained or incurred by any of the Purchaser Indemnified Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the Company’s or any Principal Seller Member’s representations or warranties contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement, other than with respect to claims for Fraud or for breaches of Seller Fundamental Representations (other than the representations in Section 4.23), and (ii) the Seller and the Principal Seller Members shall not have any direct or indirect liability (derivative or otherwise) to any Purchaser Indemnified Party with respect to any breach of such representations and warranties of the Company, the Seller or the Principal Seller Members. The preceding sentence shall apply regardless of whether (A) Purchaser continues to maintain the R&W Insurance Policy following the Closing, (B) the R&W Insurance Policy is revoked, cancelled or modified in any manner after issuance, (C) any claim made by Purchaser under such R&W Insurance Policy is denied by the issuer thereof or (D) Purchaser fails or refuses to make a claim, or fails to comply with the required claims procedures, under such R&W Insurance Policy. (b) Any Losses for which the Purchaser Indemnified Parties are entitled to indemnification pursuant to Section 9.02(i) or Section 9.02(ii) (other than claims for Fraud) shall be satisfied: (i) first, from the Indemnity Escrow Amount; and (ii) second, to the extent the Indemnity Escrow Amount has been fully released from escrow or is otherwise no longer available, by recovery under the R&W Insurance Policy up to the policy limit. With respect to claims for Fraud and, after satisfaction of the immediately preceding sentence, with respect to claims for breaches of Seller Fundamental Representations, Purchaser Indemnified Parties may pursue recovery directly from the Seller and the Principal Seller Members. (c) The maximum liability of any Principal Seller Member on account of any particular indemnifiable Loss arising from a breach or non-fulfillment of a Seller Fundamental

ACTIVE 53233149v22 71 Representation, a covenant or agreement under Section 9.02(iv), or Fraud shall not exceed such Principal Seller Member’s Seller Parties Pro Rata Share of such Loss. (d) No Principal Seller Member shall have any indemnification obligations pursuant to Section 9.02 with respect to (i) a breach of any representation or warranty set forth in Article III made by or with respect to any other Principal Seller Member (other than those representations and warranties set forth in Section 3.04, which shall not be subject to this Section 9.05(d)), (ii) any other Principal Seller Member’s individual covenants set forth in Section 6.06, or (iii) Fraud committed by any other Principal Seller Member of which such first Principal Seller Member did not have actual knowledge. (e) The maximum liability of any Principal Seller Member pursuant to Section 9.02 is the portion of the Purchase Price actually received by such Principal Seller Member. (f) No party shall be liable for exemplary or punitive damages (unless such damages are caused by Fraud) of any kind, loss of enterprise value, whether based on contract, tort, strict liability, other law or otherwise and whether or not arising from any other party’s sole, joint or concurrent negligence, strict liability or other fault except to the extent such Losses are awarded to a third-party in the context of a Third-Party Claim. (g) For purposes of this Article IX, for purposes of determining the amount of Losses and for purposes of determining whether there has been any inaccuracy in or breach of any representation or warranty, any qualifications as to materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty shall be disregarded; provided, however, the foregoing shall not apply to clause (ii) of the first sentence of Section 4.08. Section 9.06 Calculation of Losses. (a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (each, a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim (except to the extent the insurer under the R&W Insurance Policy assumes the defense of such Third-Party Claim pursuant to and in accordance with the R&W Insurance Policy) at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided that, if the Indemnifying

ACTIVE 53233149v22 72 Party are the Seller and the Principal Seller Members, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third-Party Claim that (i) seeks an injunction or other equitable relief against the Indemnified Party, or (ii) if the maximum amount of monetary damages and related costs and expenses which could be payable with respect to such Third-Party Claim exceeds the maximum liability of the Indemnifying Party with respect to such Third-Party Claim hereunder. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 9.06(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 9.06(b), pay, compromise or defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. The Seller, the Principal Seller Members and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 6.02) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of- pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim. (b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 9.06(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.06(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). (c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Direct

ACTIVE 53233149v22 73 Claim in reasonable detail, shall include copies of all material written correspondence with respect thereto (within the Indemnified Parties possession) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty (30)-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. Section 9.07 No Double Recovery; Use of Insurance. Notwithstanding anything herein to the contrary, no party or other Person entitled to indemnification under this Article IX shall be entitled to indemnification or reimbursement under any provision of this Agreement for any amount to the extent such party or its Affiliate has been indemnified or reimbursed for such amount under any other provision of this Agreement (including to the extent there has been a specific liability or reserve relating to such matter included in the calculation of the Purchase Price adjustment pursuant to Section 2.07) or any document executed in connection with this Agreement or otherwise. The amount of any indemnification payable under this Article IX will be net of the receipt of any insurance proceeds paid or payable to the Indemnified Party under any policies of insurance covering the Loss giving rise to the Claim. The Indemnified Party will use commercially reasonable efforts to collect any such insurance and will account to the Indemnifying Party therefor. If, at any time subsequent to the Indemnified Party receiving an indemnity payment for a Claim under this Article IX, the Indemnified Party receives payment in respect of the Loss underlying such Claim through recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any Claim, recovery, settlement or payment by or against another Person, the amount of such payment, less any costs, expenses or premiums incurred directly in connection therewith, will promptly be repaid by the Indemnified Party to the Indemnifying Party. Section 9.08 Treatment of Indemnity Payments Between the Parties. Unless otherwise required by applicable Law, all indemnification payments shall constitute adjustments to the Purchase Price for all Tax purposes, and no party shall take any position inconsistent with such characterization. Section 9.09 Remedies. The parties hereto acknowledge and agree that (a) following the Closing, except as set forth in Sections 2.07, 2.08, 6.03 and 11.12, the remedies provided in this Article IX (and, with respect to Purchaser, pursuant to the R&W Insurance Policy and the Contribution Agreement) shall be the sole and exclusive remedies of Purchaser, the Seller and the Principal Seller Members for any breach by the other party of the representations and warranties in this Agreement and for any failure by the other party to perform and comply with any covenants and agreements in this Agreement, except for claims grounded in Fraud, and (b) anything herein

ACTIVE 53233149v22 74 to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Purchaser, the Seller or the Principal Seller Members, after the consummation of the purchase and sale of the Shares contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby. Each party hereto shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses. Section 9.10 Role of the Seller. Notwithstanding anything to the contrary in this Agreement, to the extent that the provisions of this Article IX contemplate that a notice thereunder be given to the Principal Seller Members, such notice shall instead be given to the Seller. Section 9.11 Escrow; Release of Escrow Amounts. The Indemnity Escrow Amount shall be used, in accordance with the terms of this Agreement and the Escrow Agreement, to pay indemnity obligations of the Seller and Principal Seller Members in accordance with Article IX (as well as to satisfy claims related to the A/R Credits subject to Section 2.08(a)). Subject to and in accordance with the terms and conditions of the Escrow Agreement and this Agreement, after the Indemnity and A/R Escrow Release Date, an amount in the aggregate equal to, if any (i) the then remaining balance of the Indemnity Escrow Amount (if any) minus (ii) such amounts that are the subject of any claims that have not been fully and finally resolved specified in a notice of a Claim pursuant to this Article IX (the “Unresolved Claim”) minus (iii) any claims that have not otherwise been satisfied as provided in Section 2.07(b) or Section 2.08(a) shall promptly (and in no event later than five (5) Business Days after the Indemnity and A/R Escrow Release Date) be delivered, in accordance with the Escrow Agreement, to the Seller. As soon as reasonably practicable after each such Unresolved Claim has been resolved, the Seller and Purchaser shall deliver to the Escrow Agent written notice executed by each such Party instructing the Escrow Agent to promptly (and in no event later than five (5) Business Days after the date such Unresolved Claim has been resolved) written notice executed by each such Party instructing the Escrow Agent to promptly (and in no event later than two (2) Business Days after the date of such written notice) deliver the applicable portion of the applicable Unresolved Claim (after deducting any amounts required to be distributed pursuant to the resolution of such claim to the applicable Purchaser Indemnified Parties) that would have otherwise been distributed on the Indemnity and A/R Escrow Release Date in accordance with this Agreement and the Escrow Agreement to the Seller, and the applicable portion of the Unresolved Claim shall be released to the applicable Indemnified Parties. Notwithstanding any provision to the contrary in this Agreement, on the date that is five (5) Business Days after final determination of any indemnifiable Losses hereunder, Purchaser and the Seller shall deliver a joint written instruction to the Escrow Agent, instructing the Escrow Agent to release from the Indemnity Escrow Amount to Purchaser, by wire transfer of immediately available funds, an amount in cash equal to the amount of the Losses to which Purchaser is entitled to indemnification pursuant to this Article IX in connection with such Claims.

ACTIVE 53233149v22 75 ARTICLE X TERMINATION Section 10.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by either the Seller or Purchaser if the Closing shall not have occurred by the Termination Date, unless mutually agreed by the parties; provided, however, that the right to terminate this Agreement under this Section 10.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; (b) by either the Seller or Purchaser in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; (c) by the Seller (if the Seller is not then in breach of this Agreement in any material respect) if Purchaser shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 8.01, which breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by the Seller to Purchaser specifying such breach; (d) by Purchaser (if Purchaser is not then in breach of this Agreement in any material respect) if the Seller, the Principal Seller Members or the Company shall have breached any of their representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 8.02, which breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Purchaser to the Seller specifying such breach; or (e) by the mutual written consent of the Seller and Purchaser. Section 10.02 Effect of Termination. In the event of any termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability or obligation on the part of Purchaser, the Seller, the Principal Seller Members or the Company or their respective officers, managers or directors, except (a) as set forth in Sections 6.03, 10.02, 11.01, 11.10, and 11.11, which shall remain in full force and effect, and (b) that nothing herein shall relieve either party hereto from liability for any material breach of this Agreement prior to such termination. ARTICLE XI GENERAL PROVISIONS Section 11.01 Expenses. Except as otherwise expressly specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this

ACTIVE 53233149v22 76 Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Section 11.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02): (a) if to Seller or a Principal Seller Member: ZTX Holdings LLC 8403 Rapley Ridge Ln. Potomac, MD 20854 Attention: Mark Green Email: mgreenisi@aol.com with a copy to: Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1000 McLean, Virginia 22102 Attention: Scott Meza Fiorello Vicencio, Jr. Email: mezas@gtlaw.com vicencior@gtlaw.com Facsimile: (703) 749-1301 (b) if to the Company at or prior to the Closing: Zenetex LLC 3074 Centreville Rd, Herndon, Virginia 20171 Attention: Mark Green Jim McDermott Email: mgreenisi@aol.com jmcdermott@zenetex.com

ACTIVE 53233149v22 77 with a copy to: Greenberg Traurig, LLP 1750 Tysons Boulevard Suite 1000 McLean, Virginia 22102 Attention: Scott Meza Fiorello Vicencio, Jr. Email: mezas@gtlaw.com vicencior@gtlaw.com Facsimile: (703) 749-1301 (c) if to Purchaser or the Company after the Closing: Vectrus Systems Corporation 2424 Garden of the Gods Road Colorado Springs, CO 80919 Attention: Kevin T. Boyle Email: kevin.boyle@vectrus.com Facsimile: (719) 637-4272 with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 Attention: Kenneth M. Wolff Email: Kenneth.Wolff@skadden.com Facsimile: (917) 777-2681 Section 11.03 Public Announcements. No party hereto shall make, or cause to be made, any press release or public announcement or disclosure in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties unless otherwise required by Law or applicable stock exchange regulation, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication. Section 11.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

ACTIVE 53233149v22 78 Section 11.05 Entire Agreement. This Agreement (including the Disclosure Schedules, the other schedules and exhibits hereto), the Escrow Agreement and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof. Section 11.06 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Principal Seller Members, on the one hand, and Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Principal Seller Members or Purchaser); provided, however, that, without the consent of any party hereto, Purchaser may assign (x) this Agreement or any of its rights and obligations hereunder to one or more Affiliates of Purchaser and (y) this Agreement or any of its rights hereunder to any lender (or an agent on behalf of all such lenders) in connection with the transactions contemplated hereby for collateral security purposes; provided, further, that no such assignment by Purchaser shall release Purchaser from any liability or obligation under this Agreement. Section 11.07 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all of the parties hereto. Section 11.08 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Section 11.09 No Third-Party Beneficiaries. Except for the provisions of Article IX and Section 6.08 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement. Section 11.10 Governing Law; Submission to Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia applicable to contracts executed in and to be performed in the Commonwealth of Virginia, without regard to conflicts of laws principles. (b) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the Commonwealth of Virginia over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of

ACTIVE 53233149v22 79 inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Section 11.11 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.11. Section 11.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 11.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic communications by portable document format (.pdf)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Section 11.14 Disclosure Schedules. The Disclosure Schedules have been arranged for purposes of convenience only, in sections corresponding to the Sections of Article III and Article IV. Any exception or qualification set forth in the Disclosure Schedules with respect to a particular representation or warranty contained in Article III or Article IV of the Agreement shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties contained in Article III or Article IV of the Agreement to which such exception or qualification is reasonably apparent on its face to be applicable, whether or not such exception or qualification is so numbered. To the extent that any representation or warranty contained in Article III or Article IV of the Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in the Disclosure Schedules does not constitute a determination by the Company or the Seller or Principal Seller Members that such matters are material. In addition, under no circumstances shall the disclosure of any matter in the Disclosure Schedules where a representation or warranty in Article III or Article IV of the Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given imply that any other undisclosed matter having a greater value or other significance is material. [SIGNATURE PAGES FOLLOW]

[Signature page to SHARE PURCHASE AGREEMENT] IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be executed as of the date first written above. PURCHASER: VECTRUS SYSTEMS CORPORATION Name: Kevin T. Boyle Title: Senior Vice President, Chief Legal Officer and General Counsel